LLC INTEREST PURCHASE AGREEMENT


                                  by and among


                     EASTBROKERS INTERNATIONAL INCORPORATED,

                            THE JB SUTTON GROUP, LLC,

                                MR. PETER COHEN,

                                       AND

                   EACH OF THE MEMBERS AND SPECIAL MEMBERS OF
                            THE JB SUTTON GROUP, LLC















                          Dated as of November 22, 1999


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                         LLC INTEREST PURCHASE AGREEMENT


         THIS LLC INTEREST PURCHASE AGREEMENT (this "Agreement"), is entered into this 22nd day of November, 1999, by and among Eastbrokers International Incorporated, a Delaware corporation ("Eastbrokers"), The JB Sutton Group, LLC ("Sutton"), a limited liability company organized under the laws of the State of New York, each person whose name appears on ATTACHMENT A hereto, each a member of Sutton (each, a "Member" and, following the Acquisition, a "Former Sutton Member") or a Special Member (as defined in the organizational documents of Sutton) (each, a "Special Member" and, following the Acquisition, a "Former Special Member") and, only as to Section 2.8(c) and ARTICLE IV-A hereof, Mr. Peter Cohen, a former member of Sutton ("Mr. Cohen"). Eastbrokers, Sutton, the Members, the Special Members and Mr. Cohen may sometimes be referred to collectively herein as the "parties" or individually as a "party."


                                R E C I T A L S:

         WHEREAS, Sutton is a registered broker-dealer engaged in the business of investment banking, corporate finance and retail distribution of securities (the "Business");

         WHEREAS, Eastbrokers desires to acquire from the Members and Special Members, and the Members and Special Members desire to exchange for shares of Eastbrokers' Common Stock, all of their respective Sutton Interests, which constitute 100% of the outstanding membership interests of Sutton, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Board of Directors of Eastbrokers, Sutton and the Members and Special Members have each determined that it is in the respective best interests of Eastbrokers, Sutton and the Members and Special Members to consummate the transactions contemplated hereunder, in which Eastbrokers will acquire 100% of the outstanding membership interests of Sutton and any other ownership interests in Sutton from the Members and Special Members;

         NOW THEREFORE, in consideration of the premises and mutual covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Eastbrokers, Sutton and the Members and Special Members hereby agree to the provisions set forth in this Agreement.

                                   ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 DEFINITIONS. In addition to terms defined elsewhere herein, the following terms have the meanings specified or referred to in this
Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement defined below or elsewhere herein shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement. Use of the terms "herein," "hereof," "herewith," "hereunder" or any similar term shall refer to this Agreement.

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         "Acquisition"  shall have the meaning  ascribed to such term in Section
2.1 hereof.

         "Acquisition  Shares"  shall have the meaning  ascribed to such term in
Section 2.1 hereof.

         "Actual Earn-Out Conversion Shares" shall have the meaning ascribed to such term in Section 2.7 hereof.

         "Actual Earn-Out Note Amount" shall have the meaning ascribed to such term in Section 2.4 hereof.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorney's fees and expenses.

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

         "Aggregate Earn-Out Note Amount" shall have the meaning ascribed to such term in Section 2.3(c) hereof.

         "Aggregate Note Amount" shall have the meaning ascribed to such term in
Section 2.3(b) hereof.

         "Aggregate Litigation Note Amount" shall have the meaning ascribed to such term in Section 2.1 hereof.

         "Agreement" means this LLC Interest Purchase Agreement, including any exhibits, schedules and attachments hereto.

         "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement, declaration or other communication required to be filed with or delivered to, any Governmental Authority or any other person.

         "ARTICLEs of Organization" means the ARTICLEs of Organization, as amended, of Sutton.

         "Bonus Pool" shall have the meaning ascribed to such term in Section 2.2(b)(i) hereof.

         "Business" shall have the meaning ascribed to such term in the first Recital of this Agreement.

         "Cause" shall have the meaning ascribed to such term in Section 7(d)(iii) of the Employment Agreements.

         "Certificate of Amendment" means the Certificate of Amendment to the ARTICLEs of Organization.

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         "CERCLA" means the  Comprehensive  Environmental  Response Compensation
and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq., as amended, and the rules and regulations promulgated thereunder.

         "Closing" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of ARTICLE IX hereof.

         "Closing Consideration Percentage" shall have the meaning ascribed to such term in Section 2.5(a) hereof.

         "Closing Date" shall mean the date upon which the Closing occurs.

         "Closing  Shares"  shall  have the  meaning  ascribed  to such  term in
Section 2.3(a) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Commission"  means  the  United  States  Securities  and  Exchange
Commission.

         "Common Stock" means the common stock, par value $.05 per share, of Eastbrokers.

         "Confidential Information" shall have the meaning ascribed to such term in Section 12.4 hereof.

         "Consideration" shall have the meaning ascribed to such term in Section
2.1 hereof.

         "Consideration Allocation Percentage" shall have the meaning ascribed to such term in Section 2.8(c) hereof.

         "Contract" means any contract, agreement, commitment, undertaking, arrangement or purchase order (whether oral or written).

         "Conversion Shares" shall mean any of the shares of Common Stock into which the Litigation Note or the Earn-Out Note are converted.

         "Delivering  Parties  shall have the  meaning  ascribed to such term in
Section 12.4 hereof.

         "Earn-Out  Conversion"  shall have the meaning ascribed to such term in
Section 2.6(b) hereof.

         "Earn-Out Conversion Notice" shall have the meaning ascribed to such term in Section 2.6(b) hereof.

         "Earn-Out Conversion Shares" shall have the meaning ascribed to such term in Section 2.6(b) hereof.

         "Earn-Out Escrow Agreement" shall have the meaning ascribed to such term in Section 2.5 hereof.

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         "Earn-Out  Escrow Period" shall have the meaning  ascribed to such term in Section 2.5 hereof.

         "Earn-Out Maturity Date" shall have the meaning ascribed to such term in Section 2.6(a) hereof.

         "Earn-Out Note" shall have the meaning ascribed to such term in Section 2.3(c) hereof.

         "Earn-Out Note Amount" shall have the meaning  ascribed to such term in
Section 2.6(a) hereof.

         "Earn-Out  Interest"  shall have the  meaning  ascribed to such term in
Section 2.3(c) hereof.

         "Earn-Out Liquidated Damages" shall have the meaning ascribed to such term in Section 2.10 hereof.

         "Earn-Out Pre-Tax Earnings" means Pre-Tax Earnings of Sutton exclusive of and after giving effect to any amounts allocable and paid out to the Bonus Pool as determined by Eastbrokers' regular outside auditors.

         "Earn-Out  Shares"  shall  have the  meaning  ascribed  to such term in
Section 2.3(c) hereof.

         "Employee" means each Former Sutton Member who executes an Employment Agreement.

         "Employment Agreement" means each agreement, dated as of even date herewith, by and among Eastbrokers, Sutton and a Former Sutton Member providing for the employment of such Former Sutton Member by Sutton.

         "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title, retention agreement, defect in title, covenant or other restriction of any kind, including, any restriction on use, voting transfer or other attributes of ownership.

         "Environmental Law" means any environmental or health and/or safety-related law, regulation, rule, ordinance, order, decree or judgment at the Federal, state, or local level, whether existing as of the Closing Date, previously enforced, or subsequently enacted, including but not limited to: (i) CERCLA; (ii) RCRA; (iii) Federal Water Pollution Control Act, as amended by the Clean Water Act, as amended, 33 U.S.C. ss. 1251 et seq.; (iv) Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; (v) Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq., as amended;
(vi) Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended; (vii) Rivers and Harbors Act, 33 U.S.C. ss. 401 et seq., as amended; (viii) OSHA; (ix) Safe Drinking Water Act, 42 U.S.C. ss. 300(f) et seq., as amended, and (x) any other federal, state or local law, regulation, rule, ordinance, order, decree or judgment currently or hereafter in existence which governs:

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               (a)   the  existence,  cleanup  and/or remediation  of  toxic  or
Hazardous Substances;

               (b) the release or threatened release, emission, discharge or presence of Hazardous Substances into or in the environment;

               (c)   the control of Hazardous Substances; or

               (d)   the  use,  generation,   transport,   treatment,  handling,
management,  storage, disposal, removal or recovery of Hazardous Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Filing Date" means the date on which the Certificate of Amendment to the ARTICLEs of Organization of Sutton is filed with the Secretary of State of the State of New York.

         "Financial  Statements" shall have the meaning ascribed to such term in
Section 3.6 hereof.

         "Five Day Average Share Price" shall have the meaning ascribed to such term in Section 2.7(b) hereof.

         "Former Sutton Member" and "Former Sutton Members" shall have the meanings ascribed to such term in the first paragraph of this Agreement

         "Governmental Authority" means any foreign, federal or national, state or provincial, municipal or local or other governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral board.

         "Hazardous Substances" means any substance, chemical or waste that is listed, or contains material amounts of one or more components that are defined, designated, classified, considered or listed, as hazardous, toxic, radioactive, or dangerous under any applicable state or federal law; as well as any asbestos or asbestos-containing material, petroleum, petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable as fuel, or polychlorinated biphenyl's ("PCBs").

         "Indebtedness" means all obligations for borrowed money and accounts payable, however evidenced, including but not limited to principal and interest.

         "Indemnified Liabilities" means damages, claims, complaints, suits, actions, causes of action, proceedings, investigations, obligations, losses, liabilities, assessments, penalties, judgments, deficiencies, expenses and disbursements, including, without limitation, reasonable legal, accounting and other professional expenses.

         "Indemnitee"  shall have the  meaning  ascribed to such term in Section
13.4 hereof.


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         "Indemnitor"  shall have the  meaning  ascribed to such term in Section
13.4 hereof.

         "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data bases and documentation thereof, (vi) trade secrets,
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

         "Interim Financial Statements" shall have the meaning ascribed to such term in Section 3.6 hereof.

         "Laws" means all foreign, federal, state and local laws, statutes, ordinances and all rules, regulations, requirements (that have the force of law or regulation), and administrative codes of any Governmental Authority or Regulatory Agency.

         "Liens" shall have the meaning ascribed to such term in Section 3.15(g) hereof.

         "Limited   Representations,   Warranties  and   Covenants"   means  all
representations, warranties and covenants made hereunder by the Parties that are not "Unlimited Representations, Warranties and Covenants."

         "Litigation Conversion" shall have the meaning ascribed to such term in
Section 2.4(b) hereof.

         "Litigation Conversion Notice" shall have the meaning ascribed to such term in Section 2.4(b) hereof.

         "Litigation Conversion Shares" shall have the meaning ascribed to such term in Section 2.4(b) hereof.

         "Litigation Escrow Agent" shall have the meaning ascribed to such term in Section 2.5 hereof.

         "Litigation Escrow Agreement" shall have the meaning ascribed to such term in Section 2.5 hereof.

         "Litigation Escrow Period" shall have the meaning ascribed to such term in Section 2.5 hereof.

         "Litigation  Interest" shall have the meaning  ascribed to such term in
Section 2.4 hereof.

         "Litigation  Liability" shall have the meaning ascribed to such term in
Section 2.5(b) hereof.

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         "Litigation Liquidated Damages" shall have the meaning ascribed to such term in Section 2.10 hereof.

         "Litigation Liquidated Damages Reduction" shall have the meaning ascribed to such term in Section 2.5(a) hereof.

         "Litigation  Note"  shall  have the  meaning  ascribed  to such term in
Section 2.3(b) hereof.

         "Litigation Note Amount" shall have the meaning ascribed to such term in Section 2.4(a) hereof.

         "Litigation  Interest" shall have the meaning  ascribed to such term in
Section 2.3(b) hereof.

         "Litigation Maturity Date" shall have the meaning ascribed to such term in Section 2.4(a) hereof.

         "Litigation  Shares"  shall have the  meaning  ascribed to such term in
Section 2.3(b) hereof.

         "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), results of operations, prospects, assets, liabilities or business of a Person.

         "Maximum Earn-Out Conversion Shares" shall have the meaning ascribed to such term in Section 2.7 hereof.

         "Maximum Earn-Out Liquidated Damages" shall have the meaning ascribed to such term in Section 2.7 hereof.

         "Maximum Other Earn-Out Escrow Assets" shall have the meaning ascribed to such term in Section 2.7 hereof.

         "Member" and "Members" shall have the meanings set forth in the first paragraph of this Agreement.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NASDAQ" means the NASD's Automated Quotations System.

         "NASDR" means the National Association of Securities Dealers Regulation, Inc.

         "Non-Compete Agreement" means each agreement dated as of even date herewith, by and among Eastbrokers, Sutton and each Former Sutton Member.

         "Notes" shall have the meaning ascribed to such term in Section 2.1 hereof.

         "Notice  of Claim"  shall  have the  meaning  ascribed  to such term in
Section 13.4 hereof.

         "Operating Agreement" means the Operating Agreement, as amended, of Sutton.

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         "Operating Committee" means the Operating Committee of Eastbrokers.

         "Orders" means any consent or other type of decree, injunction, stipulation, decision, determination, judgment, order, ruling, arbitration or other award, assessment or writ of any Government Authority or Regulatory Agency.

         "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C.ss. 651 et seq., as amended, and the rules and regulations promulgated thereunder.

         "Owned Real Property"  shall have the meaning  ascribed to such term in
Section 3.10 hereof.

         "Permits" means permits, certificates, Orders, licenses, approvals, tariffs, registrations and other authorizations.

         "Permitted Encumbrances" means (a) liens for taxes and other governmental charges and assessments which are not yet due and payable, (b)
liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and (c) other like liens arising in the ordinary course of business for sums not yet due and payable; PROVIDED, HOWEVER, that "Permitted Encumbrances" shall not include (i) liens of the types referred to in clauses
(a), (b) or (c) above which exceed $10,000  individually  or in the aggregate or
(ii) liens or imperfections which materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

         "Person" means any individual, corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, 401(k) or other employee benefits plan or Governmental Authority or Regulatory Agency.

         "Pre-Tax  Earnings"  shall have the  meaning  ascribed  to such term in
Section 2.2(b) hereof.

         "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., as amended, and the rules and regulations promulgated thereunder.

         "Receiving  Party"  shall  have the  meaning  ascribed  to such term in
Section 12.8 hereof.

         "Regulatory Agency" means any self-regulatory organization, agency or instrumentality.

         "Returned Litigation Conversion Shares" shall have the meaning ascribed to such term in Section 2.5(a) hereof.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SIPC" means the Security Investors Protection Corporation.

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         "Sutton"  shall  have the  meaning  ascribed  to such term in the first paragraph of this Agreement.

         "Sutton Interests" means 100% of the outstanding membership interests of Sutton and any other ownership interests in Sutton.

         "Taxes" shall have the meaning ascribed to such term in Section 3.15(n) hereof.

         "Tax Return" shall have the meaning ascribed to such term in Section 3.15(n) hereof.

         "Unlimited Representations, Warranties and Covenants" means those representations, warranties and covenants of the parties hereto as provided in
ARTICLE III, ARTICLE IV and ARTICLE XII.

          SECTION 1.2 KNOWLEDGE. The phrase "to the best knowledge of" any Person, or any similar phrase, as used herein refers to actual personal knowledge, after reasonable inquiry, of such Person.

                                   ARTICLE II

                                 THE ACQUISITION

          SECTION 2.1 ACQUISITION. Upon and subject to the terms and conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law and the New York Limited Liability Company Law, on the Closing Date, Eastbrokers shall acquire (the "Acquisition") 100% of the outstanding membership interests of Sutton from the Sutton Members and any other ownership interests in Sutton (collectively, the "Sutton Interests"). In consideration for the Sutton Interests, Eastbrokers will issue to the Members, the Special Members and Mr. Cohen 40,000 shares of Common Stock (the "Acquisition Shares") and deliver each of the Litigation Note and the Earn-Out Note in aggregate principal amount of $660,000 (the "Aggregate Note Amount") as provided in Section 2.3 hereof. The Notes and the Acquisition Shares are sometimes collectively referred to herein as the "Consideration" and the Litigation Note and the Earn-Out Note are sometimes collectively referred to herein as the "Notes."

          SECTION 2.2 EFFECTS OF THE ACQUISITION.

                      (a) STAND-ALONE SUBSIDIARY. From and after the Closing, Sutton will operate as a wholly-owned stand-alone subsidiary of Eastbrokers and the Former Sutton Members will be responsible for the day-to-day management of Sutton, with such rights and responsibilities as are provided in each respective Former Sutton Member's Employment Agreement. For as long as any Former Sutton Member is an Employee, the Former Sutton Members who are Employees shall have the right to designate one Former Sutton Member (who is an Employee) to serve on the Operating Committee and for so long as Jonathan D. Siegel is employed by Eastbrokers or a subsidiary of Eastbrokers he shall be the designee to serve on such Operating Committee.

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                      (b)  ALLOCATION  OF PRE-TAX  EARNINGS. "Pre-Tax  Earnings"
shall mean Sutton's income (loss) after depreciation, amortization, interest and extraordinary expenses and before federal and state income taxes. Such amount shall be calculated by Eastbrokers' regular outside auditors in a manner substantially similar to the historical manner pursuant to which Sutton has computed Pre-Tax Earnings prior to the Acquisition; PROVIDED, HOWEVER, that such manner is in accordance with generally accepted accounting principles. During the period provided in the Employment Agreements, the Pre-Tax Earnings of Sutton shall be allocated as follows:

                         (i)   Thirty-five percent of the Pre-Tax Earnings shall
be allocated to a bonus pool (the "Bonus Pool"). The distributions to the Bonus Pool shall be allocated among the Former Sutton Members and the Former Special Members in accordance with their respective Consideration Allocation Percentages.

                         (ii)  Twenty-five percent of the Pre-Tax Earnings shall
be payable to Eastbrokers as a management fee (the "Management Fee") as provided in this Section 2.3(b)(ii). Commencing upon Closing, the Management Fees payable to Eastbrokers shall begin to accrue and promptly (and in no event later than 30 days) following the last day of each calendar quarter, the Management Fee shall be paid to Eastbrokers by Sutton in an amount equal to twenty-five percent of Pre-Tax Earnings of the immediately preceding calendar quarter; PROVIDED, HOWEVER, that if, within the first 30 days following any calendar quarter, the Managers of Sutton determines that cash flow considerations make it desirable to defer payment of the Management Fee, Sutton may defer payment of such Management Fee if, but only if, payment of all Sutton bonuses, including Bonus Pool bonuses, is deferred for the same period of time.

                         (iii)  Forty  percent  of the  Pre-Tax  Earnings  shall
be held as retained earnings and may be used by Sutton for working capital and general business purposes in connection with the operation of the Business.

                  (c) WORKING CAPITAL CONTRIBUTION. Simultaneously with the Closing (or at such other time as the parties hereto may reasonably agree), in order to satisfy net capital requirements applicable to Sutton, Eastbrokers will provide Sutton with $1.5 million in working capital in the form of a single lump-sum payment and the Sutton Members and Special Members may withdraw capital from Sutton up to an aggregate amount equal to $1.5 million.

          SECTION 2.3  DELIVERY OF THE CONSIDERATION.

                  (a) At the Closing, Eastbrokers will issue the Acquisition Shares and duly executed certificates representing the Acquisition Shares will be delivered by Eastbrokers to the Former Sutton Members, allocated among the Former Sutton Members as provided in Section 2.8(c) hereof;

                  (b) Of the Aggregate Note Amount, $110,000 is hereby designated as the "Aggregate Litigation Note Amount" and a note (the "Litigation Note") in substantially the form attached hereto as ATTACHMENT B-1 made by Eastbrokers in favor of the Former Sutton Members, bearing interest (the "Litigation Interest) at an annual rate of 7%, shall be delivered by Eastbrokers to the Litigation Escrow Agent and shall be held by the Litigation Escrow Agent

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

pursuant to the terms of the Litigation Escrow Agreement as provided in Sections
2.5 and 2.8(b) hereof;

                  (c) Of the Aggregate Note Amount, $550,000 is hereby designated as the "Aggregate Earn-Out Note Amount" and a note (the "Earn-Out Note") in substantially the form attached hereto as ATTACHMENT B-2 made by Eastbrokers in favor of the Former Sutton Members, bearing interest (the "Earn-Out Interest") at an annual rate of 7%, shall be delivered by Eastbrokers to the Earn-Out Escrow Agent and shall be held by the Earn-Out Escrow Agent pursuant to the terms of the Earn-Out Escrow Agreement as provided in Sections
2.7 and 2.8(b) hereof.

          SECTION 2.4  LITIGATION NOTE.

                  (a) At the Closing, Eastbrokers shall cause to be executed and delivered to the Litigation Escrow Agent the Litigation Note evidencing an obligation on the part of Eastbrokers to pay each Member and each of the Special Members such portion (the "Litigation Note Amount") of the Aggregate Litigation Note Amount as equals the Aggregate Litigation Note Amount multiplied by such Person's respective Consideration Allocation Percentage, plus any accrued Litigation Interest thereon. The Aggregate Litigation Note Amount, together with all accrued Litigation Interest thereon, shall become due and payable on March 31, 2000 (the "Litigation Maturity Date"), unless the Litigation Note shall have been converted into equity as provided in Section 2.4(b) hereof.

                  (b) Eastbrokers may, at its sole discretion, elect to convert (the "Litigation Conversion"), at any time prior to the Litigation Maturity Date, the Litigation Note into 110,000 shares (the "Litigation Conversion Shares") of Common Stock at a conversion rate of $1.00 per share. The Litigation Conversion shall be effected in the following manner: (i) Eastbrokers shall execute and deliver to the Person holding the Note to be converted and to the Litigation Escrow Agent notice, in substantially the form attached hereto as ATTACHMENT C-1 (the "Litigation Conversion Notice"), of its intent to convert the Note; and (ii) Eastbrokers shall promptly cause to be issued and delivered to the Litigation Escrow Agent duly executed certificate(s) representing the Litigation Conversion Shares and the corresponding Note shall immediately and without further action be cancelled and become null and void and the Litigation Escrow Agent shall return such cancelled Litigation Note to Eastbrokers. In the event the Litigation Note is converted as provided herein, the Aggregate Litigation Note Amount in respect of the converted Litigation Note and any Litigation Interest thereon shall be deemed fully paid and no further amount shall be owed by Eastbrokers in respect thereof.

          SECTION 2.5  LITIGATION ESCROW AGREEMENT.

                  (a) At the Closing, the Litigation Note will be placed and held in escrow pursuant to the terms of an escrow agreement, in substantially the form attached hereto as EXHIBIT A (the "Litigation Escrow Agreement"), to be entered into by each of the parties hereto (except for Mr. Cohen). In addition to the appointment of an escrow agent (the "Litigation Escrow Agent"), the Litigation Escrow Agreement shall provide for: (A) an escrow period of 24 months following the Closing (the "Litigation Escrow Period"); (B) the Litigation Conversion as provided in Section 2.4(b) hereof; (C)(1) in the event such conversion is elected by Eastbrokers, the return to Eastbrokers of such portion

(the "Returned Litigation Conversion Shares") of the Litigation Conversion Shares as equals the excess (if any) of the Litigation Liability over $1 million, and the return to Eastbrokers of any Other Litigation Escrow Assets (as that term is defined in the Litigation Escrow Agreement) in the same proportion to the total Other Litigation Escrow Assets as the Returned Litigation Conversion Shares bear to the total Litigation Conversion Shares and (2) in the event the Litigation Conversion is not elected by Eastbrokers, reducing the Litigation Liquidated Damages to be released to the Former Sutton Members and the Former Special Members by such portion (the "Litigation Liquidated Damages Reduction") of the Litigation Liquidated Damages as equals the excess (if any) of the Litigation Liability over $1 million; and (D)(1) in the event such conversion is elected by Eastbrokers, the delivery of the Litigation Conversion Shares, less the Returned Litigation Conversion Shares, and the corresponding Other Litigation Escrow Assets to the Former Sutton Members and the Former Special Members who are entitled, pursuant to Section 2.8(b) hereof, to an allocation of Litigation Conversion Shares and any Other Litigation Escrow Assets and (2) in the event the Litigation Conversion is not elected by Eastbrokers, the payment of the Litigation Liquidated Damages, less the Litigation Liquidated Damages Reduction, and the corresponding Other Litigation Escrow Assets to the Former Sutton Members and the Former Special Members who are entitled, pursuant to Section 2.8(b) hereof, to an allocation of Litigation Liquidated Damages and any Other Litigation Escrow Assets. In the event such conversion is elected by Eastbrokers, upon such Conversion 35,000 out of the total 110,00 Conversion Shares shall be released immediately from escrow to the Former Sutton Members and the Former Special Members in accordance with their respective Consideration Allocation Percentage and in the event such conversion is not elected by Eastbrokers, Litigation Liquidated Damages in the same proportion (35:110) shall immediately be released from escrow to the Former Sutton Members and the Former Special Members in accordance with the same Consideration Allocation Percentages.

                  (b) "Litigation Liability" shall mean such liability to either or both of Eastbrokers and Sutton as results from any litigation during the Litigation Escrow Period with respect to Sutton or the Members (or Former Sutton Members, as the case may be) or the Special Members (or Former Special Members, as the case may be)that arises out of events or circumstances that occurred or existed either prior to the Acquisition or during the Litigation Escrow Period and attributable to the acts or omissions of any of the Former Sutton Members; PROVIDED, HOWEVER, that in calculating the Litigation Liability, there shall be excluded (i) any liability in connection with any matter contemplated by Section 3.14 hereof which was not disclosed on Schedule 3.14 hereto, and (ii) any Indemnified Liability for which the Former Sutton Members shall be responsible pursuant to Section 13.3 hereof. The amount of any Litigation Liability and the number of Returned Litigation Conversion Shares required to compensate for such Litigation Liability shall be determined as provided in Section 2.9 hereof.

                  (c) In the event the Litigation Note is not converted by Eastbrokers and the amount due under the Litigation Note is the Reduced Litigation Note Amount pursuant to clause (B)(2) of Section 2.3(d) hereof, then the Litigation Interest due shall be limited to the interest accumulated on the Reduced Litigation Note Amount as though the Reduced Litigation Note Amount had been bearing interest from the Closing Date to maturity of the Litigation Note.

          SECTION 2.6  EARN-OUT NOTE.

                  (a) At the Closing, Eastbrokers shall cause to be executed and delivered to the Earn-Out Escrow Agent the Earn-Out Note evidencing the obligation on the part of Eastbrokers to pay each Member and the Special Members such portion (the "Earn-Out Note Amount") of the Aggregate Earn-Out Note Amount as equals the Aggregate Earn-Out Note Amount multiplied by such Person's respective Consideration Allocation Percentage, plus any accrued Earn-Out Interest thereon. The Aggregate Earn-Out Note Amount, together with all accrued Earn-Out Interest thereon, shall become due and payable on March 31, 2000 (the "Earn-Out Maturity Date"), unless the Earn-Out Note shall have been converted into equity as provided in Section 2.6(b) hereof.

                  (b) Eastbrokers may, at its sole discretion, elect to convert (the "Earn-Out Conversion"), at any time prior to the Earn-Out Maturity Date, the Earn-Out Note into 550,000 shares (the "Earn-Out Conversion Shares") of Common Stock at a conversion rate of $1.00 per share. The Earn-Out Conversion shall be effected in the following manner: (i) Eastbrokers shall execute and deliver to the Person holding the Earn-Out Note to be converted and to the Earn-Out Escrow Agent notice (the "Earn-Out Conversion Notice"), in substantially the form attached hereto as ATTACHMENT C-2, of its intent to convert the Earn-Out Note; and (ii) Eastbrokers shall promptly cause to be issued and delivered to the Earn-Out Escrow Agent duly executed certificate(s) representing the Earn-Out Conversion Shares and the Earn-Out Note shall immediately and without further action be cancelled and become null and void and the Earn-Out Escrow Agent shall return such Earn-Out Note to Eastbrokers. In the event the Earn-Out Note is converted as provided herein, the Earn-Out Note Amount and any accrued Earn-Out Interest thereon shall be deemed fully paid and no further amount shall be owed by Eastbrokers in respect thereof.

          SECTION 2.7 EARN-OUT ESCROW AGREEMENT; EARN-OUT ADJUSTMENT. At the Closing, the Earn-Out Note will be placed and held in escrow pursuant to the terms of an escrow agreement, in substantially the form attached hereto as EXHIBIT B (the "Earn-Out Escrow Agreement"), to be entered into by each of the parties hereto. In addition to the appointment of an escrow agent (the "Earn-Out Escrow Agent"), the Earn-Out Escrow Agreement shall provide for: (A) an escrow period of 24 months following the Closing (the "Earn-Out Escrow Period"), (B) the Earn-Out Conversion as provided in Section 2.6(b) hereof; and (C)(1) in the event such conversion is elected by Eastbrokers, the delivery of all (the "Maximum Earn-Out Conversion Shares") of the Earn-Out Conversion Shares and all (the "Maximum Other Earn-Out Escrow Assets") of the Other Earn-Out Escrow Assets (as that term is defined in the Earn-Out Escrow Agreement) to the Former Sutton Members and the Former Special Members who are entitled, pursuant to Section 2.8(b) hereof, to an allocation of Earn-Out Conversion Shares and any Other Earn-Out Escrow Assets and (2) in the event such conversion is not elected by Eastbrokers, the payment of the entire Earn-Out Liquidated Damages (the "Maximum Earn-Out Liquidated Damages") to the Former Sutton Members and the Former Special Members who are entitled, pursuant to Section 2.8(b) hereof, to an allocation thereof; PROVIDED, HOWEVER, that if Sutton's Earn-Out Pre-Tax Earnings for the two years ending with the termination of the Earn-Out Escrow Period fails to equal or exceed $2.0 million, then the Earn-Out Escrow Agreement shall provide for (X) in the event Eastbrokers elects to convert the Earn-Out Note, the delivery to such entitled Former Sutton Members and the Former Special Members (as long as they remain entitled pursuant to Section 2.8(b) hereof) of such portion of the Earn-Out Conversion Shares (the "Actual Earn-Out Conversion Shares") as is set forth in Table X below and any Other Earn-Out Escrow Assets in the same proportion to the total Other Earn-Out Escrow Assets as the Actual Earn-Out Conversion Shares bear to the Maximum Earn-Out Conversion Shares, and (Y) in the event Eastbrokers does not elect to convert the Earn-Out Note, the Payment to such entitled Former Sutton Members and the Former Special Members (as long as they remain entitled pursuant to Section 2.8(b) hereof) of such portion of the Maximum Earn-Out Liquidated Damages as bears the same proportion to the Maximum Earn-Out Liquidated Damages that the Actual Earn-Out Conversion Shares would have borne to the Maximum Earn-Out Conversion Shares had Eastbrokers elected to convert the Earn-Out Note. The Actual Earn-Out Shares shall be up to the amount indicated in the table below pro rated in proportion to the Earn-Out Pre-Tax Earnings. By way of example, if the Earn-Out Pre-Tax Earnings are $250,000, then the Actual Earn-Out Conversion Shares shall be 175,000 multiplied by quotient of $250,000 divided by $499,999.99; if the Earn-Out Pre-Tax Earnings are $1,250,000, then the Actual Earn-Out Conversion Shares shall be 325,000 plus (X) 450,000 minus 325,000 multiplied by (Y) the quotient of (a) $1,499,999.99 minus $1,250,000 divided by (b) $1,499,999.99 minus $1,000,000.



                                     TABLE X

    IF EARN-OUT PRETAX EARNINGS ARE:                 Then Actual Earn-Out
                                                  Conversion  Shares Shall Be
                                                      Pro Rated Up to:
                                                      ---------------


     Between $1,500,000 and $2,000,000                     550,000

     Between $1,000,000 and $1,499,999.99                  450,000

     Between $ 500,000 and $999,999.99                     325,000

     Between $-0- and $499,999.99                          175,000.


          SECTION 2.8  ALLOCATION OF THE CONSIDERATION AND BONUS POOL.

                  (a) The Acquisition Shares shall be allocated among the Former Sutton Members, the Former Special Members and Mr. Cohen pro rata in accordance with their respective Consideration Allocation Percentage as provided in Section 2.8(c) hereof.

                  (b) The Bonus Pool, the Litigation Conversion Shares or the Litigation Liquidated Damages, as the case may be, and any Other Litigation Escrow Assets and the Earn-Out Conversion Shares or the Earn-Out Liquidated Damages, as the case may be, and any Other Earn-Out Escrow Assets shall be released to the Former Sutton Members who are Employees and to the Former Special Members as long as they are employed by Sutton, allocated in accordance with the Consideration Allocation Percentages as provided in Section 2.8(c) hereof; PROVIDED, HOWEVER, that if any Former Sutton Member who is an Employee terminates his employment without Good Reason (as defined in his respective Employment Agreement) or is terminated for Cause (as defined in his respective Employment Agreement) prior to the Release Date (as that term is defined in each respective escrow agreement), or a Former Special Member shall cease to be employed by Sutton, such Person shall forfeit the Bonus Pool allocation and the

Litigation Conversion Shares or the Litigation Liquidated Damages, as the case may be, and any Other Litigation Escrow Assets and the Earn-Out Conversion Shares or the Earn-Out Liquidated Damages, as the case may be, and any Other Earn-Out Escrow Assets, to which he otherwise would have been entitled and such portion or amount shall be ratably distributed among the other Former Sutton Members who remain Employees in accordance with their respective Consideration Allocation Percentages, as equitably adjusted subsequent to such termination of employment.

                  (c) The "Consideration Allocation Percentage" of each Former Sutton Member, each Former Special Member and Mr. Cohen shall be:

                       (i) as to allocating the 40,000 Acquisition Shares to be issued at Closing pursuant to Sections 2.1 and 2.3(a) hereof, the percentage set forth in column I opposite each such Person's name;

                       (ii) as to allocating the 35,000 Litigation Conversion Shares to be released from the Litigation Escrow Account pursuant to Sections 2.5(a) hereof, the percentage set forth in column II opposite each such Person's name;

                       (iii) as to allocating up to the next 450,000  Conversion
               Shares to be released from the Litigation Escrow Account and/or the Earn-Out Escrow Account pursuant to the respective escrow agreements governing such escrow accounts, the percentage set forth in column III opposite each such Person's name;

                        (iv) as  to  allocating  up  to  the  remaining  175,000
               Conversion Shares to be released from the Litigation Escrow Account and/or the Earn-Out Escrow Account pursuant to the respective escrow agreements governing such escrow accounts, the percentage set forth in column IV opposite each such Person's name;

                         (v) as  to  allocating  up to the Bonus  Pool  pursuant
               to section 2.2(b)(i), the percentage set forth in column V opposite each such Person's name.



                       CONSIDERATION ALLOCATION PERCENTAGE

FORMER SUTTON MEMBER
                                          I               II             III              IV               V
---------------------------------- ---------------- --------------- --------------- ---------------- ----------


J. Siegel and Bud Clarke and S.       13.6175%        31.1629%        32.04%             35.28%         0.00%
Schoffman TR JB Sutton Group
401K P/S PLN FBO Jonathan D.
Siegel U/A DTD 10/1/95

J. Siegel and Bud Clarke and S.       13.6175%        31.1629%        32.04%             19.87%         0.00%
Schoffman TR JB The JB

                                       15




                       CONSIDERATION ALLOCATION PERCENTAGE

FORMER SUTTON MEMBER
                                          I               II             III              IV               V
---------------------------------- ---------------- --------------- --------------- ---------------- ----------

Sutton Group 401K P/S PLN FBO Stephen
C. Schoffman U/A DTD 10/1/95

Jonathan D. Siegel                      0.00%*          0.00%*          0.00%*           0.00%*        35.28%

Stephen C. Schoffman                   0.00%**         0.00%**         0.00%**          0.00%**        19.87%

Peter Cohen                             57.50%           0.00%         0.00%              0.00%         0.00%

Bud Clarke                             6.7825%        15.5229%        15.96%             20.76%        20.76%

Steven Caruso                          6.7825%        15.5229%        15.96%             20.09%        20.09%

William Grundig                        0.8500%         3.3143%         2.00%              2.00%         2.00%

Jason Bishara                          0.8500%         3.3143%         2.00%              2.00%         2.00%

* Portions may be allocated to Jonathan D. Siegel from J. Siegel and Bud Clarke and S. Schoffman TR JB Sutton Group 401K P/S PLN FBO
Jonathan D. Siegel U/A DTD 10/1/95.

** Portions may be allocated to Stephen C. Schoffman from J. Siegel and Bud Clarke and S.  Schoffman TR JB Sutton Group 401K P/S PLN
FBO Stephen C. Schoffman U/A DTD 10/1/95.


          SECTION 2.9 VALUATION OF LITIGATION LIABILITY; VALUATION OF RETURNED SHARES.

                  (a) In assigning value to any Litigation Liability, there shall be taken into account, without limitation, the following items: legal fees and expenses; fees and expenses of experts; court costs and filing fees; costs and expenses related to depositions and discovery; costs and expenses of arbitration; fines, penalties and fees payable to Governmental Authorities; Taxes; settlement amounts (whether paid in cash, securities or any other property); and final judgments (whether awarded by trial by jury, bench trial or arbitration board). Litigation Liability shall extend to any and all appeals taken with respect to the underlying claim or claims.

                  (b) For purposes of calculating the number of Returned Litigation Conversion Shares required to compensate for any Litigation Liability, each Litigation Conversion Share shall be valued at its Five Day Average Share Price or $5.00 per share, whichever is higher. The "Five Day
Average Share Price" shall mean the average of the closing bid prices of the Common Stock on the NASDAQ SmallCap Market (or on such other United States stock exchange or public trading market on which the shares of Common Stock trade if, at the time of valuation, they are not trading on the NASDAQ SmallCap Market), as reported by Bloomberg Financial Markets, for the final five trading days of the Litigation Escrow Period. In the event Eastbrokers does not elect the Litigation Conversion, the Litigation Liquidated Damages Reduction required to compensate for any Litigation Liability shall be valued on a dollar-for-dollar basis.

          SECTION 2.10 LIQUIDATED DAMAGES. The Parties acknowledge that, if either of the Notes is not converted by March 31, 2000 (the "Conversion Date"), each Member would suffer irreparable damage and, therefore, Eastbrokers agrees, in such event, to pay into the appropriate escrow account, as liquidated damages and not as a penalty, an amount (the "Litigation Liquidated Damages" in the case of the Litigation Note and the "Earn-Out Liquidated Damages" in the case of the Earn-Out Note) equal to the product of (i) the number of shares of Common Stock into which any unconverted Note was to have been converted multiplied by (ii) the closing bid price (the "Closing Bid Price") of the Common Stock on March 31, 2000; PROVIDED, HOWEVER, that, for purposes of calculating liquidated damages, in the event the Closing Bid Price is below $5.00 per share it shall be deemed to be $5.00 per share. Payment of such liquidated damages shall satisfy in full the obligation of Eastbrokers to pay the outstanding Note Amount, plus any accrued and unpaid interest thereon, of such unconverted Note.

          SECTION 2.11 ALLOCATION OF PURCHASE PRICE. To the extent required by applicable Tax law, the parties shall cooperate with respect to any determination required to be made as to the allocation of the Acquisition Shares and Conversion Shares among the assets owned by Sutton as of the Closing, including the filing of IRS Form 8594.

                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF SUTTON AND THE MEMBERS AND
                                SPECIAL MEMBERS

         As an inducement to Eastbrokers to enter into this Agreement and to consummate the transactions contemplated hereby, Sutton and the Members and Special Members, jointly and severally, represent and warrant to Eastbrokers that on the Closing Date the matters set forth in this ARTICLE III are true and correct, except as may be set forth in the disclosure schedules attached hereto, it being understood that such schedules part of this Agreement. Nothing in any of the schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the schedule identifies the exception with particularity and describes the relevant facts in detail.

          SECTION 3.1 ORGANIZATION, QUALIFICATION AND AUTHORITY OF SUTTON. (a) Sutton is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York. Sutton has full legal power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as presently conducted and presently proposed to be conducted. Sutton has been duly qualified as a foreign limited liability company for the transaction of business in, and is in good standing under the laws of, each jurisdiction in which it owns, leases or uses property or conducts any business so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect on Sutton. Except as set forth on SCHEDULE 3.1, Sutton does not have any subsidiaries, or any direct or indirect ownership in, or any rights or obligation to acquire any direct or indirect ownership in, or any right or obligation to acquire any debt securities of, any Person.

                  (b) Sutton has full power and authority to enter into this Agreement and each of the Litigation Escrow Agreement and Earn-Out Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Litigation Escrow Agreement and Earn-Out Escrow Agreement by Sutton and the performance of the transactions herein and therein contemplated have been duly authorized by the Members and Special Members of Sutton, no further internal action on the part of Sutton is necessary to authorize this Agreement and each of the Litigation Escrow Agreement and Earn-Out Escrow Agreement and the performance of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Sutton and the Members and Special Members and constitutes the legal, valid and binding obligation of Sutton and the Members and Special Members enforceable against them in accordance with its terms.

                  (c) The Members and Special Members are the sole registered holders and beneficial owners of the Sutton Interests and own them free and clear of any and all Encumbrances. The Members and Special Members have the legal right, title, and authority to transfer their respective Sutton Interests to Eastbrokers as contemplated hereby. The assignment, sale and transfer of the Sutton Interests to Eastbrokers in accordance herewith will vest in Eastbrokers' full right, title and interest in and to all the Sutton Interests, free and clear of any and all Encumbrances.

          SECTION 3.2 MEMBERSHIP INTERESTS. All issued Sutton Interests are duly authorized, validly issued and fully paid and non-assessable. No options, warrants or other rights for the purchase of any of the Sutton Interests or any security convertible into such Sutton Interests are authorized and outstanding. Except as set forth in SCHEDULE 3.2, or in the Operating Agreement of Sutton there are no: (i) voting trusts or other contractual commitments or understandings with respect to the ownership, transfer and voting of the Sutton Interests; (ii) contracts, commitments or understandings to issue any additional Sutton Interests; or (iii) securities or rights of any kind outstanding which are convertible into or exchangeable for any Sutton Interests or other interests in Sutton.

          SECTION 3.3 LIMITED LIABILITY COMPANY ORGANIZATIONAL DOCUMENTS. Copies of (i) the ARTICLEs of Organization of Sutton, certified by the Secretary of the State of New York, and (ii) the Operating Agreement of Sutton, certified by a Manager (or other authorized Member) authorized to certify as to the matters herein, each of which have been made available to counsel for Eastbrokers, are true and complete copies of such documents, as amended to date, and are in full force and effect on the Closing Date.

          SECTION 3.4 NO CONFLICT. (a) Except as set forth on SCHEDULE 3.4(A), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not contravene any applicable provision of any Laws.

                  (b) Except as set forth on SCHEDULE 3.4(B), with respect to the terms and conditions of any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, any other instrument or any Order of any Governmental Authority or Regulatory Agency to which Sutton is a party or subject or by which any of the Sutton Interests or any assets or property of Sutton are bound, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach of terms, conditions or provisions; (ii) constitute a violation, default, event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights; (iii) result in the creation of any Encumbrance upon any of the Sutton Interests or any assets or property of Sutton; or (iv) require any authorization, consent, approval or exemption of other action by notice or declaration to, or filing with, any Governmental Authority or Regulatory Agency pursuant to the ARTICLEs of Organization or Operating Agreement of Sutton.

          SECTION 3.5 CONSENTS. Except as otherwise set forth on SCHEDULE 3.5 and except for (i) filings of applications and notices with the NASD as may be required in connection with the transactions contemplated hereby, (ii) the filing of the Certificate of Amendment with the Secretary of State of the State of New York and (iii) consents and approvals set forth on SCHEDULE 3.13, no consent, approval or authorization of, and no declaration or notice to, or filing or registration with, any Person is required to be obtained, made or given by Sutton or the Members or Special Members in connection with the execution, delivery and performance of this Agreement or the consummation by Sutton or the Members or Special Members of the transactions contemplated by this Agreement.

          SECTION 3.6 FINANCIAL STATEMENTS. Sutton and the Members and Special Members have heretofore delivered to Eastbrokers true, correct and complete copies of the audited financial statements of Sutton for the years ended December 31, 1998 (the "Most Recent Fiscal Year End"), December 31, 1997 and December 31, 1996 (the "Financial Statements") and the unaudited financial statements (the "Interim Financial Statements") of Sutton for the nine-month period ended September 30, 1999. Except as set forth on SCHEDULE 3.6, the Financial Statements and the Interim Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Financial Statements and the Interim Financial Statements are based on the books and records of Sutton at the time of their preparation, and fairly present the financial condition of Sutton as of the dates they were prepared and the results of the operations of Sutton for the periods indicated, subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments which, except as set forth on Schedule 3.6, will not, individually or in the aggregate, be material.

          SECTION 3.7 NO UNDISCLOSED LIABILITIES. Sutton has no liabilities or obligations (absolute, accrued, contingent or otherwise) which individually or in the aggregate would have a Material Adverse Effect on the condition of Sutton (financial or otherwise), results of operations, prospects, assets, liabilities or any other aspect of the business of Sutton, except for (a) liabilities and obligations reflected in either the Financial Statements or Interim Financial Statements and (b) liabilities and obligations disclosed on SCHEDULE 3.7.

          SECTION 3.8  ABSENCE OF  CERTAIN  CHANGES.  Except  as  set  forth  in
SCHEDULE 3.8, since the date of the Interim Financial Statements, Sutton and the Members and Special Members have operated the Business only in the ordinary course and there has not been:

                  (a) any change in the Business or in the financial condition or in the operations of Sutton which could reasonably be expected to have a Material Adverse Effect on Sutton, the Business or the Sutton Interests;

                  (b) any damage, destruction or loss, not covered by insurance, with respect to any asset of Sutton;

                  (c) except in the ordinary course of business, any sale, assignment, disposition, transfer, lease, mortgage, pledge or Encumbrance of any assets of Sutton;

                  (d) any loss of any client which has had or could reasonably be expected to have a Material Adverse Effect on Sutton, the Business or the Sutton Interests;

                  (e) any increase by Sutton in the wages, salaries, compensation, pension or other benefits payable to any Employee of Sutton except as consistent with past practices; PROVIDED, HOWEVER, that such increase does not exceed $10,000;

                  (f) any increase, cancellation, release or waiver of any Indebtedness, except for compromise of trade debt in the ordinary course of business;

                  (g) except as otherwise provided herein, any declaration or payment of any dividend or distribution;

                  (h) any labor trouble, problem or grievance adversely affecting Sutton;

                  (i) notice from any client of Sutton that it will or may cease doing business with Sutton as a result of the transactions contemplated by this Agreement;

                  (j) any change in any method of accounting or working practice; or

                  (k) any agreement, whether or not in writing, to do any of the foregoing.

          SECTION 3.9 REPORTS. Sutton has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since Sutton's inception with
(i) any Governmental Authority, (ii) the NASD, and (iii) any other Regulatory Agencies, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Authority or Regulatory Agency in the regular course of the business of Sutton, no Governmental Authority or Regulatory Agency has initiated any proceeding or, to the best knowledge of Sutton, investigation into the business or operations of Sutton since Sutton's inception. There are no unresolved violations, criticisms or exceptions by any Governmental Authority or Regulatory Agency with respect to any report or statement relating to any examinations of Sutton.

          SECTION 3.10 TITLE TO REAL PROPERTY. SCHEDULE 3. 10 contains a complete and accurate list of all real properties owned by Sutton (the "Owned Real

Property"). Sutton has good and marketable indefeasible fee simple title (both legal and equitable) to the Owned Real Property, free and clear of any Encumbrances, except Permitted Encumbrances and Encumbrances set forth on
SCHEDULE 3.10.

          SECTION 3.11 REAL PROPERTY LEASES. SCHEDULE 3.11 contains a complete and accurate list of each lease or similar agreement under which Sutton is (i) lessee of, or holds or uses, any real property owned by any Person or (ii) lessor of any of the Owned Real Property. Except as set forth in SCHEDULE 3.11, Sutton has the right to quiet enjoyment of all the leased real property for the full term of each such lease or similar agreement relating thereto, and the leasehold or other interest of Sutton is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. All leases and similar agreements referred to in SCHEDULE 3.11 are legally binding and in full force and effect, and there exists no default or event of default (or an event which, with notice or lapse of time or both, would constitute a default or event of default) thereunder on the part of Sutton, or, to the best knowledge of Sutton, the other party thereto.

          SECTION 3.12 TITLE AND CONDITION OF CERTAIN PERSONAL PROPERTY. (a) True and correct copies of a fixed asset detail listing of Sutton have been previously made available to Eastbrokers, which listing reflects all personal tangible assets of Sutton. Set forth in SCHEDULE 3.12 is a list of all equipment and fixtures subject to any lease or rental agreement to which Sutton is a party and which requires annual payments in excess of $10,000 per year. Except for those Encumbrances set forth on SCHEDULE 3.12, there are no Encumbrances, except Permitted Encumbrances, on any personal property owned by Sutton.

                  (b) Except as otherwise stated on SCHEDULE 3.12, the equipment and other personal property used in the Business (i) is in good operating condition, usable in the ordinary course of business, (ii) is in a state of normal maintenance and repair, (iii) is sufficient and adequate to carry on the Business as now conducted and (iv) complies in all respects with all applicable Laws.

          SECTION 3.13 CONTRACTS. (a) SCHEDULE 3.13 contains a complete and correct list of all Contracts of the following types to which Sutton is a party, or by which Sutton is bound:

                    (i) any Contract relating to the future purchase of services, products, materials or supplies which (A) has a remaining obligation in excess of $10,000 or (B) otherwise materially affects the Business;

                    (ii) any Contract relating to any obligation for borrowed money or any guarantee or indemnification of an obligation for borrowed money or any other obligation or liability;

                    (iii)  any   Contract   that  limits  the right of Sutton to
               compete in any line of business or to compete with any other Person;

                    (iv) any Contract (a) relating to any outstanding commitment for capital expenditures in excess of $10,000 for any single project (so long as all such contracts not disclosed do not exceed $50,000 in the aggregate for all projects) or (b) that otherwise materially affects the Business;

                    (v)   any Contract relating to the employment of any Person;

                    (vi) any Contract relating to management services, consulting or any other similar type contract;

                    (vii)  any Contract relating to Permits to or from Sutton;
                or

                    (viii) excluding  Contracts  covered  in  subsections  (i)
               through (vii) above, any Contract which (a) involves the annual payment or annual receipt by Sutton of more than $10,000 or (b) otherwise materially affects the Business.

                  (b) Except as set forth in SCHEDULE 3.13, all the Contracts referred to in SCHEDULE 3.13 are legally binding and in full force and effect, and there exists no default thereunder on the part of Sutton or, to the best knowledge of Sutton, the other party thereof.

                  (c)  True and  complete  copies  of  all  documents  listed in
SCHEDULE 3.13 have been made available to Eastbrokers.

          SECTION 3.14 LITIGATION. Except as otherwise set forth in SCHEDULE 3.14, there is no claim, suit, action, arbitration, or other legal, administrative or governmental investigation or proceeding pending or, to the best knowledge of Sutton or the Members or Special Members, threatened against Sutton or the Members or Special Members, nor is there any Order of any Governmental Authority to which the Sutton, the Business or the assets or Sutton Interests are subject.

          SECTION 3.15 TAX MATTERS. (a) Sutton has prepared or caused to be prepared and timely filed or cause to be filed all Tax Returns required to be filed relating to any and all Taxes concerning or attributable to Sutton or its operations and such Tax Returns are true and correct and have been completed in accordance with applicable law.

                  (b) Sutton (A) has paid all Taxes it is required to pay and has withheld with respect to its employees, independent contractors or other third parties Taxes required to be withheld, and (B) has accrued on the Interim Financial Statements all Taxes attributable to the period covered by the Interim Financial Statements and has not incurred any liability for Taxes other than in the ordinary course of business.

                  (c) Sutton has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against Sutton, nor has Sutton executed any waiver of any statute of limitations on extending the period for the assessment or collection of any Tax.

                  (d) No audit or other examination of any Tax Return of Sutton is presently in progress, nor has Sutton been notified of any request for such an audit or other examination.

                  (e) Sutton has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Interim Financial Statements, whether asserted or unasserted, contingent or otherwise.

                  (f) Sutton has made available to Eastbrokers or its legal counsel, copies of all foreign, federal, state and local income and all state sales and use Tax Returns for Sutton filed for all periods since its formation.

                  (g) There are (and immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of Sutton relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                  (h) Neither Sutton nor the Members or Special Members has Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of Sutton.

                  (i) None of Sutton's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (j) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering employee or former employee of Sutton that, individually or collectively, could give rise to the payment of any amount that would not be deductible as an expense under applicable law.

                  (k) Sutton is not a party to any Tax sharing, indemnification or allocation agreement nor does Sutton owe any amount under any such agreement, other than this Agreement.

                  (l) No adjustment relating to any Tax Return filed by Sutton has been proposed formally or, to the knowledge of Sutton or the Members or Special Members, informally by any tax authority to Sutton or any representative thereof.

                  (m) Since its formation, Sutton has been treated at all times as a partnership for federal, state and local income Tax purposes, and has not taken any position on any Tax Return that is inconsistent with such treatment. Each Member has treated its interest in Sutton as an interest in a partnership for federal, state and local income tax purposes, and has not taken any action that is inconsistent with the treatment of Sutton as a partnership for such purposes

                  (n) For purposes of this  Agreement,  (i) the term "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and (ii) the term "Tax Return" shall mean any return, declaration, report, claim for refund or other information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereto.

          SECTION 3.16 COMPLIANCE WITH LAW; PERMITS. (a) Except as otherwise set forth on SCHEDULE 3.16, the Business has been conducted in compliance with all Laws and Orders and does not violate, and Sutton is not in conflict with, or in default or violation of, any Laws and Orders and Sutton has not received any notice from any Governmental Authority or Regulatory Agency alleging any such lack of compliance, violation, conflict or default.

                  (b) (i) Sutton has made and/or possesses all Permits necessary or desirable for it to own and use its assets and properties and to conduct the Business, (ii) Sutton is in compliance with the terms of, and has not violated, such Permits, and (iii) no proceedings are pending or, to the best knowledge of Sutton, threatened to revoke or limit any such Permit.

          SECTION 3.17  INTELLECTUAL  PROPERTY.  There  are    no   Intellectual
Property Rights owned or used by Sutton or any of the Members or Special Members which are necessary for the conduct of the Business.

          SECTION 3.18  BENEFIT  PLANS  OF  SUTTON.  (a)  Except as set forth in
SCHEDULE 3.18, Sutton is not, and has never been, a party to (i) any "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) any profit sharing, pension, defined compensation, bonus, stock option, stock purchase, disability, severance, health, welfare or incentive plan or agreement, or (iii) any written or unwritten plan or policy providing for "fringe benefits" to its employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs (individually a "Plan", and collectively the "Plans").

                  (b) Each Plan is, and has at all times been, operated in all aspects in substantial compliance with its governing documents, ERISA, the Code, all regulations, rulings and announcements promulgated or issued under ERISA and the Code, and all other applicable law, including without limitation, all reporting, disclosure and other requirements of ERISA applicable to each such Plan.

                  (c) Each Plan which is an employee pension benefit plan (a "Pension Plan"), as defined in Section 3(2) of ERISA, and which is intended to be qualified under Section 401(a) of the Code, is so qualified, and any trust through which any such Plan is or has been funded, is exempt from federal income tax under Section 501(a) of the Code, and no fact or circumstance exists which would adversely affect the qualified status of any Plan or trust.

                  (d) Neither any Plan, nor Sutton, nor any "party in interest" (as defined in Section 3(14) of ERISA, nor any) or "disqualified person" (as defined in Section 4975 of the Code) nor any fiduciary with respect to any Plan, nor any other party, has ever been or is presently engaged in any prohibited transactions as defined by Section 406 or of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject Sutton to the tax or penalty imposed by Section 4975 of the Code or to any liability under Section 502 of ERISA.

                  (e) There is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the third-day notice requirement has not been waived; no condition exists which could subject the Sutton to a penalty under Section 4071 of ERISA.

                  (f) Sutton is not, and has never been, a party to any "multi-employer plan", as that term is defined in Section 3(37) of ERISA.

                  (g) Eastbrokers has been provided with a true and correct copy of: (i) all plan documents relating to each Plan; (ii) all material contracts relating to each Plan, including without limitation insurance contracts, investment management contracts and record keeping arrangements;
(iii) Forms 5500 and any attached schedules with respect to the last three plan years for each Plan; (iv) the most recent summary plan description of each Plan;
(v) the most recent determination letter issued by the Internal Revenue Service for each Pension Plan; and (vi) with respect to each Pension Plan that is intended to qualify under the Code, true and complete employee census information that will enable counsel for Eastbrokers to determine whether each such Pension Plan satisfies Section 401(b) 410(b) of the Code and which identifies by name each employee of Sutton who is a highly compensated employee (as defined in Section 414(q) of the Code) for the most recent year; and (vii) in the case of a Pension Plan which is a defined benefit plan, the three most recent actuarial reports relating to the Plan.

                  (h) With respect to each Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or threatened against Sutton, and there are no Orders of any Governmental Authority or Regulatory Agency outstanding against any Plan or any fiduciary thereof.

                  (i) With respect to each welfare benefit plan (as defined in Section (3)(1) of ERISA) ("Welfare Benefit Plan") to which Sutton is, or has ever been, a party which constitutes a group health plan subject to Section 4980B of the Code, each such Welfare Benefit Plan complies, and in each case has materially complied, with all applicable requirements of Section 4980B of the Code.

                  (j) No Plan that is a Welfare Benefit Plan provides or at any time provided for non-terminable or non-alterable medical, life or other benefits described in Section (3)(1) of ERISA, for employees or retirees, and no Welfare Benefit Plan irrevocably or unalterably commits or at any time committed Sutton to provide such benefits or any other benefits for any party upon or following retirement or other termination of employment.

                  (k) No Pension Plan has suffered an "accumulated funding deficiency" (as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Code) and if any Pension Plan is subject to Title IV of ERISA, the present value of all accrued benefits under the Pension Plan does not exceed the current value of the assets of the Pension Plan allocable to such accrued benefits, based on reasonable actuarial assumptions utilized for the Pension Plan in its most recent actuarial valuations.

                  (l) All material contributions, premiums or claim payments required to be made to or on behalf of each Plan by law, contract or the terms of the Plan have been made.

                  (m) No termination or partial termination of a Plan within the meaning of Section 4042 of ERISA or Section 411(d)(3) of the Code has occurred, and no condition exists that would constitute grounds for termination or partial termination of any Plan.

                  (n) Sutton does not directly or indirectly maintain, or is a party to or contributes to, or has maintained, or was a party to, or contributed to any welfare plan that is separately funded or is intended, through any funding method, trust or arrangement, to be part of a "voluntary employees beneficiary association" (as defined in Section 509(c)(9) of the Code) or part of any other funding method, trust or arrangement described in Section 501(c) of the Code which is intended to be exempt from taxation under Section 501(a) of the Code.

                  (o) There is no "disqualified benefit" (as defined in Section 4976(b) of the Code) which would subject Eastbrokers, the Members, the Special Members or Sutton to tax under Section 4980 of the Code.

                  (p) Sutton does not have any "leased employees" (as defined in Section 414(n) of the Code) who must be taken into account for purposes of
Section 414(n)(3) of the Code.

          SECTION 3.19  ENVIRONMENTAL AND HEALTH/SAFETY MATTERS.   Except as set
forth in Schedule 3.19:

                  (a) The operation of the Business is and has at all times been in compliance with all applicable Environmental Laws.

                  (b) Sutton has obtained, maintained and complied with all Permits required under Environmental Laws for the operation of the Business and such Permits will continue to remain in effect without any change to their respective terms and conditions after the Closing Date and, to the extent required under any applicable Environmental Law, will be transferred, re-obtained or otherwise modified by Sutton in such manner as to allow the uninterrupted operation of the Business;

                  (c) SCHEDULE 3.19 hereto sets forth a complete and correct list of all Permits referenced in subparagraph (b) above, copies of which have been delivered to counsel for Eastbrokers;

                  (d) No Hazardous Substances have been generated, transported, stored, treated, recycled, disposed of or otherwise handled in any way in the operation of the Business;

                  (e) There are no locations now owned or operated by Sutton where Hazardous Substances have been generated, transported, stored, treated, recycled, disposed of or otherwise handled;

                  (f) There is no past or ongoing release or threat of release of Hazardous Substances from any of the properties currently owned or operated by Sutton or, to the best of knowledge of Sutton, from any properties formerly owned or operated by Sutton;

                  (g) Sutton has not treated, stored for more than ninety (90) days, or disposed of any hazardous waste, as such term is used within the meaning of RCRA or similar applicable state or municipal Law;

                  (h) Sutton has not received any notice from any Governmental Authority, Regulatory Agency or other Person advising that Sutton is potentially responsible for costs associated with any release or threatened release of Hazardous Substances or potentially liable for any violation of any Environmental Law;

                  (i) No underground storage tanks are or, to the best knowledge of Sutton, ever were located on any properties currently or previously owned or leased by Sutton;

                  (j) No pending or threatened Order, litigation, settlement or citation with respect to Hazardous Substances exists, and there is no pending or contingent liability for Hazardous Substances, with respect to or in connection with the operation of the Business;

                  (k) There has been no environmental investigation conducted by any Governmental Authority or Regulatory Agency with respect to the operation of the Business;

                  (l) No PCBs or asbestos-containing materials are located on, contained in or otherwise form a part of any of the assets or properties of Sutton; and

                  (m) Sutton  has  delivered  to  counsel  for  Eastbrokers  all
environmental  audits,   reports  and  assessments   concerning  the  assets  or
properties of Sutton which Sutton possesses or reasonably could have obtained.

          SECTION 3.20 RECORDS. The books of account, minute books and member-ship lists (including, without limitation, any transfer of membership interests) of Sutton, previously delivered by Sutton or the Members or Special Members, are complete and correct in all respects and there have been no transactions involving Sutton which properly should have, and were not, set forth therein.

          SECTION 3.21 DEPOSITORIES. SCHEDULE 3.21 contains a complete list of the names, location and account numbers of each bank, trust company, securities broker or other financial institution in which Sutton has an account, deposits or other assets on hand and the names of all authorized persons with respect thereto.

          SECTION 3.22 INSURANCE. The assets and properties of Sutton and the conduct of the Business are insured by insurers of recognized responsibility in such amounts and against such risks and losses as are adequate therefor in accordance with past practices and with customary industry practices. All material insurance policies or binders insuring the property, assets or business liabilities of Sutton are listed in SCHEDULE 3.22 and are in full force effect and will be in full force and effect, or substantially comparable replacement policies will be in full force and effect, on the Closing Date. SCHEDULE 3.22 identifies those pending or threatened claims listed therein as to which the insurance carrier has denied coverage or has advised Sutton that it is defending such claim under reservation of right.

          SECTION 3.23 TRUE AND COMPLETE COPIES. All copies of agreements, written contracts and documents delivered and to be delivered hereunder by Sutton are and will be true and complete copies of such agreements, contracts and documents as of the respective date on which such agreements, contracts and documents were delivered.

          SECTION 3.24 BROKERAGE. Except as set forth on SCHEDULE 3.24, neither Sutton nor any of the Members or Special Members have retained, employed or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

          SECTION 3.25  TRANSACTIONS WITH AFFILIATES. Except   as  set  forth on
SCHEDULE 3.25, no Member or, to the knowledge of Sutton and each Member, any Person in which any Member of Sutton owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the counter market and less than one percent of the stock of which is beneficially owned by all of such Persons), has any agreement, arrangement or understanding with Sutton or any interest in the Sutton Interests or any assets or property of Sutton.

          SECTION 3.26   BROKER-DEALER   REGISTRATION.   Sutton    is       duly
registered as a broker-dealer with the Commission pursuant to Section 15 of the Exchange Act. Sutton has previously delivered to Eastbrokers a complete and correct copy of Sutton's current Form BD.

          SECTION 3.27 NASD MATTERS. Sutton is a member in good standing of the NASD. Except as set forth on SCHEDULE 3.27, there are no special restrictions or limitations imposed by the NASD on the conduct by Sutton of the Business (E.G., a "restriction letter").

          SECTION 3.28 SIPC/CRD REGISTRATION. Sutton is duly registered with the SIPC. Sutton has paid all SIPC fees due to date. Sutton is registered with the Central Registration Depository of the National Association of Securities Dealers, Inc. under CRD Number 16191.

          SECTION 3.29 STATE BROKER-DEALER REGISTRATIONS. Sutton is registered as a broker-dealer in each State within the United States. All of such registrations are current and Sutton is in good standing as a registered broker-dealer in each such state or jurisdiction. As of the Closing Date, no renewal or registration fee is due or owing to any state. All of Sutton's state broker-dealer registrations are in good standing.

          SECTION 3.30 EMPLOYEES. SCHEDULE 3.30 sets forth the name, job description and compensation of each employee of Sutton whose earnings during Sutton's most recent fiscal year was $50,000 or more (including bonuses and other incentive compensation), and all employees who are expected to receive at least $50,000 (including bonuses and other incentive compensation) in earnings in respect of the present fiscal year. To the best knowledge of Sutton, there are no pending or threatened disputes between Sutton and any of its employees.

          SECTION 3.31 REGISTERED PRINCIPALS AND REPRESENTATIVES. Set  forth  on
SCHEDULE 3.31 is a list of each Person registered as a registered principal or a registered representative with Sutton, and each state or jurisdiction in which such individual is registered.

          SECTION 3.32 BROKERS' BOND. Sutton currently has in effect a blanket broker-dealer fidelity bond, a copy of which has previously been delivered to Eastbrokers.

          SECTION 3.33 INTERCOMPANY LIABILITIES. (a) Except as reflected in the Financial Statements or Interim Financial Statements or except as disclosed on
SCHEDULE 3.33 or SCHEDULE 3.25 attached hereto, there are no liabilities, contracts or commitments between Sutton, on the one hand, and any Affiliate of

Sutton, on the other. Except as disclosed on SCHEDULE 3.33 or SCHEDULE 3.25 attached hereto, during the period from the date of the Interim Financial Statements to the Closing Date, no such liabilities, contracts or commitments have been paid and no settlements thereof have been made except those paid or settled on a basis consistent with the past practices of Sutton.

                  (b) All receivables of Sutton (including loans receivable and advances other than accounts receivable which are reflected in the balance sheet, and all such receivables which have arisen since the balance sheet date, constituted and will constitute only valid claims against third parties not affiliated with Sutton, arising only from bona fide transactions in the ordinary course of business and shall be (or have been) fully collected or collectible when due in accordance with the usual terms customarily utilized by Sutton without resort to litigation and without defense, offset or counterclaim, in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed in a manner consistent with prior practice as reflected on the balance sheet. Sutton or the Members have delivered to Buyer an aging schedule for the accounts receivable of Sutton at the balance sheet date.

          SECTION 3.34 FULL DISCLOSURE. No statement by Sutton or the Members or Special Members contained in this ARTICLE III, the Schedules hereto or in any written certificate or document furnished to Eastbrokers or any of its respective representatives or agents, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not misleading;
PROVIDED, HOWEVER, that Sutton and the Members and Special Members make no representation or warranty as to the general business and economic condition of the industry in which the Business is conducted.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF THE MEMBERS AND SPECIAL
                                    MEMBERS

         As a further inducement to Eastbrokers to enter into this Agreement and to consummate the transactions contemplated hereby, the Members and Special Members represent and warrant to Eastbrokers that on the Closing Date the matters set forth below are true and correct except as set forth in the disclosure schedules attached hereto.

          SECTION 4.1 RECORD AND BENEFICIAL OWNERSHIP OF SUTTON INTERESTS. All of the outstanding Sutton Interests are owned beneficially and of record by the Members and Special Members, free and clear of any Encumbrances, options, contracts, preemptive rights, rights of conversion or exchange, or equities except for such Encumbrances as may be created by this Agreement. There are no voting trusts, proxies or other agreements or understandings relating to the voting of the Sutton Interests.

          SECTION 4.2 INVESTMENT REPRESENTATIONS. (a) The Acquisition Shares and Conversion Shares being acquired by the Members and Special Members pursuant hereto are for each such Person's own respective account. No Member or Special Member has any intention of selling his Acquisition Shares or Conversion Shares in a public distribution in violation of the federal securities laws or any applicable state securities laws.

                  (b) Each Member understands and acknowledges that (i) the Acquisition Shares and Conversion Shares will be unregistered and may be required to be held indefinitely unless such shares are subsequently registered under the Securities Act, or an exemption from such registration is available;
(ii) Eastbrokers is under no obligation to file a registration statement with the Commission with respect to the Acquisition Shares or Conversion Shares; and
(iii) Rule 144 promulgated under the Securities Act, which provides for certain limited sales of unregistered securities, will not be immediately available with respect to the Acquisition Shares and Conversion Shares.

          SECTION 4.3 REPRESENTATION AND CONSULTATION. Each Member and Special Member has consulted with and relied upon his own professional advisors with respect to the Tax, legal and other effects of the transactions contemplated by this Agreement including, without limitation, the federal, state and local Tax consequences to each Member and Special Member of the receipt by each Member and Special Member of the Acquisition Shares and Conversion Shares in exchange for the Sutton Interests.

          SECTION 4.4 FULL DISCLOSURE. No statement by any Member or Special Member contained in this ARTICLE IV, the Schedules hereto or in any written certificate or document furnished to Eastbrokers as of the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary under the circumstances in order to make the statements contained herein or therein not misleading.

          SECTION 4.5 U.S. PERSON STATUS. No Member or Special Member is a "nonresident alien" for purposes of Section 897 of the Code.

                                  ARTICLE IV-A

                   REPRESENTATIONS AND WARRANTIES OF MR. COHEN

         As a further inducement to Eastbrokers to enter into this Agreement and to consummate the transactions contemplated hereby, Mr. Cohen hereby represents and warrants to Eastbrokers that on the Closing Date the matters set forth below are true and correct.

              SECTION IV-A.1 INVESTMENT REPRESENTATIONS. The Acquisition Shares being acquired by Mr. Cohen pursuant hereto are for his own account. Mr. Cohen has no intention of selling his Acquisition Shares in a public distribution in violation of the federal securities laws or any applicable state securities laws. Mr. Cohen understands and acknowledges that (i) the Acquisition Shares will be unregistered and may be required to be held indefinitely unless such shares are subsequently registered under the Securities Act, or an exemption from such registration is available; (ii) Eastbrokers is under no obligation to file a registration statement with the Commission with respect to the Acquisition Shares; and (iii) Rule 144 promulgated under the Securities Act, which provides for certain limited sales of unregistered securities, will not be immediately available with respect to the Acquisition Shares.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF EASTBROKERS

         As an inducement to each of Sutton, the Members and the Special Members to enter into this Agreement and to consummate the transactions contemplated hereby, Eastbrokers hereby represents and warrants to each of Sutton and the Members and Special Members as to the provisions of this ARTICLE V,

          SECTION 5.1 ORGANIZATION, QUALIFICATION AND AUTHORITY OF  EASTBROKERS.
(a) Eastbrokers is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Eastbrokers has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as presently conducted and presently proposed to be conducted. Eastbrokers has been duly qualified as a foreign corporation for the transaction of business in, and is in good standing under the laws of, each jurisdiction in which it owns, leases or uses property or conducts any business so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect on Eastbrokers.

                  (b)  Eastbrokers  has  full  corporate   power  and  authority
to enter into this Agreement and each of the Litigation Escrow Agreement and Earn-Out Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Litigation Escrow Agreement and Earn-Out Escrow Agreement by Eastbrokers and the performance of the transactions herein and therein contemplated have been duly authorized by the Board of Directors of Eastbrokers, and no further corporate action on the part of Eastbrokers is necessary to authorize this Agreement and each of the Litigation Escrow Agreement and Earn-Out Escrow Agreement and its performance of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Eastbrokers and constitutes the legal, valid and binding obligation of Eastbrokers enforceable against it in accordance with its terms.

          SECTION 5.2 NO CONFLICT. (a) Except as set forth on SCHEDULE 5.2(A), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not contravene any applicable provision of any Laws.

                  (b) Except as set forth on SCHEDULE 5.2(B), with respect to the terms, conditions and provisions of any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, any other instrument or any Order of any Governmental Authority or Regulatory Agency to which Eastbrokers is a party or subject or by which any assets or property of Eastbrokers are bound, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with or result in a breach of terms, conditions or provisions; (ii) constitute a violation, default, event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights; (iii) result in the creation of any Encumbrance upon any of the assets or property of Eastbrokers; or (iv) require any authorization, consent, approval or exemption of other action by notice or declaration to, or filing with, any Governmental Authority or Regulatory Agency pursuant to the ARTICLEs of Incorporation or By-laws of Eastbrokers.

          SECTION 5.3 CONSENTS. Except for filings of applications and notices with the NASD and except as otherwise set forth on SCHEDULE 5.3, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be obtained, made or given by Eastbrokers in connection with the execution, delivery and performance of this Agreement or the consummation by Eastbrokers of the transactions contemplated by this Agreement.

          SECTION 5.4 BROKERAGE. Except as set forth on SCHEDULE 5.4, neither Eastbrokers nor any of its officers or directors has retained, employed or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

          SECTION 5.5 FILINGS WITH THE COMMISSION. All documents filed by Eastbrokers with the Commission pursuant to reporting obligations arising under the Securities Exchange Act of 1934, as amended, were true and correct in all material respects as of the date specified in such documents or if no date was so specified as of the date such documents were filed. Except for consummation of the transactions contemplated hereby, as of the Closing Date, there has been no event, development or change in the business of Eastbrokers which would give rise to an obligation on behalf of Eastbrokers to amend, modify or supplement a filing with the Commission previously made or to file additional reports, schedules or documents with the Commission.

                                   ARTICLE VI

                              PRE-CLOSING COVENANTS

          SECTION 6.1 CONDUCT OF BUSINESS. Subsequent to the execution of this Agreement, the Members and Special Members, shall not, without the prior written consent of Eastbrokers, take any action or engage in any transaction which could be reasonably expected to create an obligation for Eastbrokers or Sutton to publicly disclose such action or transaction.

          SECTION 6.2 ASSIGNMENT OF LEASES, OTHER CONTRACTS, PROPERTY AND EQUIPMENT. Except for such actions or undertakings as may be required to obtain necessary third party consents to any assignment or transfer required under this Agreement, each Member agrees not to take any action which would result in a termination or a modification of the terms of any lease, contract or contract right, or would otherwise impair the usefulness of any property and equipment of Sutton, the Members or the Special Members which was, immediately prior to the execution of this Agreement, used by or useful to Sutton, the Members or the Special Members in connection with the Business.


                                  ARTICLE VII

                  CONDITIONS TO THE OBLIGATIONS OF EASTBROKERS

         The obligations of Eastbrokers to consummate, on the Closing Date, the transactions contemplated by this Agreement will be subject to the satisfaction, on or before the Closing Date of each of the following conditions, unless waived in writing by Eastbrokers:

          SECTION 7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties made by each of Sutton, the Members and the Special Members in this Agreement shall be true and correct in all respects on the Closing Date. Each of Sutton and the Members and Special Members shall have performed and complied with all agreements, covenants and conditions required to be performed and complied with by Sutton and the Members and Special Members, respectively, prior to the Closing Date; Sutton and the Members and Special Members each shall have certified to the effect of this Section 8.1 in writing to Eastbrokers, in a form reasonably satisfactory to Eastbrokers, as of the Closing Date. Notwithstanding anything to the contrary contained herein, the Closing of the transactions contemplated hereby shall not be deemed to be a waiver by Eastbrokers or any Indemnitee of any rights to indemnification under or pursuant to ARTICLE XIII of this Agreement, irrespective of whether Eastbrokers or any other Person had knowledge on or before the Closing Date of the breach by either Sutton or any of the Members or Special Members of any representation, warranty, agreement, covenant or condition contained in this Agreement.

          SECTION 7.2 APPROVALS; CONSENTS. All Approvals and third-party Consents required to be obtained by Sutton and the Members and Special Members to consummate the transactions contemplated by this Agreement shall have been validly obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and copies of all such Approvals and third-party Consents shall have been delivered to Eastbrokers.

          SECTION 7.3 NO PROCEEDING OR LITIGATION. No action, suit or proceeding before any court, any other Governmental Authority or Regulatory Agency shall have been commenced or threatened, and no investigation by any Governmental Authority or Regulatory Agency shall have been threatened, against any of the parties to this Agreement or any of the principals, officers, directors or stockholders of any of them seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

          SECTION 7.4 LITIGATION ESCROW AGREEMENT; EARN-OUT ESCROW AGREEMENT. Eastbrokers shall have received an executed copy of each of the Litigation Escrow Agreement and the Earn-Out Escrow Agreement.

          SECTION 7.5 EMPLOYMENT AGREEMENTS; NON-COMPETE AGREEMENTS. Eastbrokers shall have received copies of the Employment Agreements and Non-Compete Agreements from and executed by each of the Former Sutton Members identified on
SCHEDULE 7.5 substantially in the form attached hereto as Exhibit C and Exhibit D, respectively.

          SECTION 7.6 ASSIGNMENT. The Former Sutton Members shall have executed and delivered Assignment Agreements assigning and transferring, at the sole discretion of Eastbrokers, to either Eastbrokers or Sutton, all real property and equipment leases, such other contracts and contract rights and all other property and equipment of Sutton which immediately prior to the Closing Date were used or useful to Sutton or the Members or Special Members in connection with the Business. Additionally,

          SECTION 7.7 OTHER DOCUMENTS. Sutton and the Members and Special Members shall have furnished or caused to be furnished to Eastbrokers the documents set forth in Section 9.2 and such other documents and certificates as may be reasonably requested by Eastbrokers.

          SECTION 7.8 ORGANIZATIONAL ACTION. Sutton and the Members and Special Members shall each have taken all organizational action necessary to approve the transactions contemplated by this Agreement any other document related to the transactions contemplated herein ("Related Transaction Documents"), and Sutton and the Members and Special Members shall have furnished Eastbrokers with copies of resolutions, adopted by the Managers of Sutton certified by a Manager (or other authorized Member or Special Member) of Sutton authorized to certify as to the matters therein as of the Closing Date, authorizing the entry of Sutton into this Agreement and the Related Transaction Documents and the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to counsel for Eastbrokers, in connection with such transactions.

          SECTION 7.9 SECURITIES LAWS EXEMPTIONS. The transfer of the Acquisition Shares and Conversion Shares shall not be subject to registration under the Securities Act of 1933, as amended, or under any applicable state securities laws based on exemptions available on terms and conditions reasonably acceptable to Eastbrokers.

          SECTION 7.10 DUE DILIGENCE REVIEW. The results of the financial, business, regulatory and legal due diligence shall have proven satisfactory to Eastbrokers and its legal counsel and other representatives.

          SECTION 7.11 BOOK VALUE OF SUTTON. The book value of Sutton as of the Closing Date shall be not less than $500,000.


                                  ARTICLE VIII

           CONDITIONS TO THE OBLIGATIONS OF SUTTON AND THE MEMBERS AND
                                SPECIAL MEMBERS

         The obligations of Sutton and the Members and Special Members to consummate, on the Closing Date, the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the conditions contained in this ARTICLE VIII, unless waived in writing by each of Sutton and the Members and Special Members.

          SECTION 8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties made by Eastbrokers herein shall be true and correct in all material respects as of the Closing Date. Eastbrokers shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Eastbrokers prior to the Closing Date, and Eastbrokers shall have so certified to the Members and Special Members on the Closing Date. Notwithstanding anything to the contrary contained herein, the Closing of the transactions contemplated hereby shall not be deemed a waiver by the Members or the Special Members or any Indemnitee of any rights to indemnification pursuant to ARTICLE XIII of this

Agreement, irrespective of whether Sutton, any Member or Special Member or any other Person had knowledge on or before the Closing Date of any such breach by Eastbrokers, of any representation, warranty, agreement, covenant or condition contained in this Agreement.

          SECTION 8.2 APPROVALS; CONSENTS. All Approvals and third-party Consents required to be obtained by Eastbrokers to consummate the transactions contemplated by this Agreement shall have been validly obtained and shall be in full force and effect and all statutory waiting periods shall have expired or been terminated and copies of such Approvals and third-party Consents shall have been delivered to the Members and Special Members.

          SECTION 8.3 NO PROCEEDING OR LITIGATION. No action, suit or proceeding before any court or any other Governmental Authority or Regulatory Agency shall have been commenced or threatened, and no investigation by any Governmental Authority shall have been threatened, against any of the parties to this Agreement or any of the principals, officers or directors of any of them seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

          SECTION 8.4 CORPORATE ACTION. Eastbrokers shall have taken all corporate action necessary to approve the transactions contemplated by the Agreement, and Eastbrokers shall have furnished the Members and Special Members with copies of resolutions, adopted by the Board of Directors of Eastbrokers, and certified by the Secretary of Eastbrokers as of the Closing Date, in form and substance reasonably satisfactory to counsel for the Members and Special Members, in connection with such transactions.

          SECTION 8.5 LITIGATION ESCROW AGREEMENT AND EARN-OUT ESCROW AGREEMENT. The Members and Special Members shall have received an executed copy of the Litigation Escrow Agreement and the Earn-Out Escrow Agreement.

          SECTION 8.6 OTHER DOCUMENTS. Eastbrokers shall have furnished the Members and Special Members with the documents set forth in Section 9.3 and such other documents and certificates as may be reasonably requested by the Members and Special Members.

                                   ARTICLE IX

                                     CLOSING

     SECTION 9.1 CLOSING. The Closing shall occur at the close of the NASDAQ SmallCap Market trading day on November 22, 1999, or such later date as the parties hereto may mutually agree upon, at the offices of Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901 or at such other place as may be agreed upon.

     SECTION 9.2 DELIVERY OF DOCUMENTS BY SUTTON. Sutton and the Members and Special Members agree to execute and deliver, or cause to be executed and delivered, to Eastbrokers at the Closing, the following:

                  (a) All of the instruments and documents required to be delivered under ARTICLE VII.

                  (b) The books of account, minute books, and membership lists (including any transfers of membership interest) of Sutton, complete and correct in all respects, and not excluding any transactions involving Sutton or the Members or Special Members.

                  (c) A copy of the ARTICLEs of Organization of Sutton as in effect immediately prior to the Closing Date certified as of a recent date by the Secretary of the State of New York.

                  (d) Certificates, as of the most recent practicable dates as to the good standing of Sutton issued by the Secretaries of State of the State of New York and any other state in which Sutton is required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date.

                  (e) A copy of Sutton's Organization Agreement as in effect immediately prior to the Closing Date, certified by a Manager (or other authorized Member or Special Member) of Sutton authorized to certify as to the matters therein, in form and substance reasonably satisfactory to counsel for Eastbrokers, as of the Closing Date.

                  (f) Resolutions of the Members and Special Members of Sutton authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by a Manager (or other authorized Member or Special Member) of Sutton authorized to certify as to the matters therein as of the Closing Date.

                  (g) A Certificate of a Manager (or other authorized Member or Special Member) of Sutton authorized to certify as to the matters herein, dated as the Closing Date, certifying (i) as to the matters in (e) and (f) above, (ii) that the ARTICLEs of Organization of Sutton have not been amended, and (iii) to the incumbency and specimen signature of each officer of Sutton executing this Agreement and the other agreements contemplated herein.

                  (h) Opinion of counsel in substantially the form attached hereto as Exhibit E.

                  (i) Such other documents as Eastbrokers may reasonably request.

          SECTION 9.3 DELIVERY OF DOCUMENTS BY EASTBROKERS. Eastbrokers agrees to execute and deliver, or cause to be executed and delivered, to the Members and Special Members at the Closing the following:

                  (a) All of the instruments and documents required to be delivered under ARTICLE VIII.

                  (b) Such other documents as Sutton or the Members and Special Members may reasonably request.

          SECTION 9.4 FILING OF CERTIFICATE OF AMENDMENT. Concurrent with the exchange of documents referred to in this ARTICLE IX, and subject to satisfaction of the conditions set forth herein, Eastbrokers, Sutton and the Members and Special Members, hereby authorize the filing, on the Closing Date, of the Certificate of Amendment in the office of the Secretary of State of the State of New York.

                                    ARTICLE X

                                   TAX MATTERS

                  The following provisions shall govern the allocation of responsibility as between Eastbrokers, Sutton and the Former Members for certain Tax matters following the Closing Date.

          SECTION 10.1 TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Eastbrokers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Sutton for all periods ending on or prior to the Closing Date which are due after the Closing Date. Eastbrokers shall permit the Former Sutton Members to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Former Sutton Members shall reimburse Eastbrokers for Taxes of Sutton with respect to such period within fifteen (15) days after payment by Eastbrokers or Sutton of such Taxes to the extent such Taxes are not reflected in the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Interim Financial Statements.

          SECTION 10.2 TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Eastbrokers shall prepare or cause to be prepared and file or cause to be filed any Tax Return of Sutton for Tax periods which begin before the Closing Date and end after the Closing Date. The Former Sutton Members shall pay Eastbrokers within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Interim Financial Statements. For purposes of this Section 10.1(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of the Taxable period ending on the Closing Date shall (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (B) in the case of any Tax based upon or related to income or receipts be deemed to be equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Sutton.

          SECTION 10.3  COOPERATION ON TAX MATTERS.

                  (a) Eastbrokers, Sutton and the Former Sutton Members shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 10.1 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Eastbrokers and the Former Sutton Members agree (i) to retain all books and records with respect to Tax matters pertinent to Sutton and relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Eastbrokers, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Eastbrokers and the Former Sutton Members, as the case may be, shall allow the other party to take possession of such books and records.

                  (b) Eastbrokers and the Former Sutton Members further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          SECTION 10.4 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Former Sutton Members when due, and the Former Sutton Members will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Eastbrokers will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.


                                   ARTICLE XI

                                   TERMINATION

         This Agreement may be terminated by the written, mutual consent of all of the parties hereto, or by either of Eastbrokers, on the one hand, or Sutton and the Members and Special Members, on the other hand, if any condition to the obligations hereunder of any of them fails to be met and such failure was not due to the fault of the party seeking termination. This Agreement shall be terminated if any Approval or Consent necessary to be received by any Person pursuant to the terms hereof is not received, or if for any other reason the Closing does not occur on or prior to December 15, 1999.

                                  ARTICLE XII

                            COVENANTS OF THE PARTIES

          SECTION 12.1.  This section intentionally left blank.

          SECTION 12.2 COMMON STOCK. All of the Acquisition Shares and Conversion Shares on the date of issuance or delivery thereof, shall (a) be duly authorized, validly issued, fully paid and nonassessable, (b) subject as the case may be to the Litigation Escrow Agreement and the Earn-Out Escrow Agreement, be free and clear of any Encumbrances, and (c) bear the following legend:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933,
               AS AMENDED (THE "SECURITIES ACT") AND CANNOT BE TRANSFERRED OR SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL FOR THE ISSUER, AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

          SECTION 12.3 GOVERNMENTAL AND REGULATORY APPROVALS AND COMPLIANCE. As promptly as practicable after the Closing, each of the parties hereto shall file or cause to be filed with appropriate Governmental Authorities and Regulatory Agencies any notifications, applications or other documents as may be required to be filed with respect to the transactions contemplated hereby. Each party hereto agrees to make available to each other party such information as each party may reasonably request of any other party in order to file any such required applications, notices and other requisite documents with such Governmental Authorities and Regulatory Agencies and to provide any additional information requested by such agencies.

          SECTION 12.4 CONFIDENTIALITY. (a) All data, reports, records and other written and oral information of any kind received by any party hereto or Affiliates, stockholders, directors, partners, officers, employees, agents, representatives, consultants or lenders of such party (such party being hereinafter referred to as the "Receiving Party") from any other party hereto or Affiliates, stockholders, partners, directors, officers, employees, agents, representatives or consultants of such other party (such other party being hereinafter referred to as the "Delivering Party") under this Agreement or in connection with the transactions contemplated hereby shall be treated as confidential (collectively, "Confidential Information"). Except as otherwise provided herein, the Receiving Party shall not disclose or use (and shall not permit its Affiliates, stockholders, directors, officers, partners, employees, agents, representatives or consultants to use) Confidential Information for its own (or their own) benefit and shall use commercially reasonable efforts (and shall cause its Affiliates, stockholders, partners, directors, officers, employees, agents, representatives or consultants to use commercially reasonable efforts) to maintain the confidentiality of Confidential Information. If the Receiving Party or any of its Affiliates, stockholders, directors, officers, partners, employees, agents, representatives or consultants is required to disclose Confidential Information by or to any court, arbitrator, Governmental

Authority or Regulatory Agency of competent jurisdiction, the Receiving Party shall, prior to such disclosure, promptly notify the Delivering Party of such requirement and all particulars related to such requirement. The Delivering Party shall have the right, at its own cost and expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

                  (b) The restrictions set forth in Section 12.4(a) hereof shall not apply to the use or disclosure of Confidential Information to the extent, but only to the extent: (i) permitted or required pursuant to any other agreement between or among the parties hereto; PROVIDED, HOWEVER, that any such other agreement of Sutton or the Members or Special Members shall have been disclosed to Eastbrokers prior to the Closing Date; (ii) necessary by a party hereto in connection with exercising its or their rights or performing its or their duties or obligations under this Agreement, or the other agreements described in clause (i) of this sentence; (iii) contemplated by the last two sentences of Section 12.8(a) hereof; or (iv) that the Receiving Party can demonstrate such Confidential Information (A) is or became generally available to the public through no fault or neglect of the Receiving Party, (B) is received in good faith on a non-confidential basis from a third party who discloses such Confidential Information without violating any obligations of secrecy or confidentiality, or (C) was already in possession of such information at the time of receipt as shown by prior dated written records.

                  (c) For the purposes of this Section 12.4, (i) information which is specific shall not be deemed to be within an exception set forth in
Section 12.4(b) hereof merely because it is embraced by general information which is within such an exception and (ii) a combination of information shall not be deemed to be within an exception set forth in Section 12.4(b) hereof merely because individual aspects of such combination are within such an exception unless the combination of information itself, its principle of operation and its value or advantages are within such an exception.

          SECTION 12.5 FURTHER ASSURANCES. (a) Upon the terms and subject to the conditions provided herein, each of the parties hereto shall use all commercially reasonable efforts to take or cause to be taken all action, or do or cause to be done all things, or execute or cause to be executed any documents necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, and any other agreements contemplated hereby or entered into in connection herewith.

                  (b) On and after the Closing Date, each of the parties hereto shall take all commercially reasonable appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions of this Agreement, or any other agreement contemplated hereby or entered into in connection herewith.

          SECTION 12.6 Each party hereto acknowledges that the unique nature of the provisions of this ARTICLE XII renders money damages an inadequate remedy for breach by any party of its obligations hereunder, and the parties each agree that in the event of such breach, the non-breaching party will, upon instituting proper action, be entitled to a decree of specific performance.

                                  ARTICLE XIII

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
                                INDEMNIFICATION

          SECTION 13.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The Limited Representations, Warranties and Covenants of the parties shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby until the fifth anniversary of the Closing Date or, if the closing shall not have taken place, for a period of six (6) months after the termination of this Agreement. The Unlimited Representations, Warranties and Covenants shall survive indefinitely other than as otherwise set forth under applicable statutes of limitations. No suit, action or proceeding may be commenced by any party hereto with respect to any claim arising out of or relating to the Limited Representations, Warranties and Covenants after the fifth anniversary of the Closing. Notwithstanding the foregoing, and subject to the other provisions of this ARTICLE XIII, the parties shall have the right to commence a suit, action or proceeding after the fifth anniversary of Closing Date with respect to claims arising out of or relating to the Unlimited Representations, Warranties and Covenants.

          SECTION 13.2 INDEMNIFICATION BY EASTBROKERS. Subject to Sections 13.1 and 13.4, Eastbrokers shall indemnify the Former Sutton Members for, and shall hold each of them harmless from, any and all Indemnified Liabilities asserted against or incurred or sustained by any of them relating to, associated with or arising out of any breach of the warranties or representations of Eastbrokers set forth in ARTICLE V of this Agreement or the covenants of Eastbrokers set forth in this Agreement.

          SECTION 13.3 INDEMNIFICATION BY SUTTON. Subject to Sections 13.1 and 13.4, the Former Sutton Members shall indemnify Eastbrokers and its Affiliates, and directors and officers of each of them, for, and shall hold each of them harmless from, any and all Indemnified Liabilities asserted against or incurred or sustained by any of them relating to, associated with or arising out of (i) any breach of any of the warranties or representations of the Former Sutton Members set forth in ARTICLE III, ARTICLE IV or ARTICLE XII of this Agreement,
(ii) any breach of any of the covenants of Sutton or the Former Sutton Members set forth in this Agreement, or (iii) any Taxes of Sutton or the Former Sutton Members with respect to any Taxable Period or portion thereof ending on or before the Closing Date (or for any Taxable Period beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with ARTICLE X) to the portion of such period beginning before and ending on the Closing Date) and (iv) unpaid Taxes of any person (other than Sutton), as a transferee or successor, by contract or otherwise. In addition, the Former Sutton Members shall indemnify Eastbrokers and Sutton and the Affiliates, directors and officers of Eastbrokers, for all Indemnified Liabilities asserted against, incurred or sustained by Eastbrokers or Sutton relating to, associated with or arising out of, any and all liabilities or obligations of the Former Sutton Members other than: (i) obligations fully reserved for on the balance sheet of Sutton included in the Interim Financial Statements; (ii) liabilities set forth on the Schedules hereto except for liabilities relating to or arising from the matters set forth on SCHEDULE 3.15;

(iii) liabilities incurred in connection with the operation of the Business after the Closing Date; and (iv) liabilities of which the Members or Special Members knew or should have known.

          SECTION 13.4 INDEMNIFICATION PROCEDURE. (a) Within a reasonable time after obtaining knowledge thereof, a Person who may be entitled to indemnification hereunder (the "Indemnitee") shall promptly give the Party who may be obligated to provide such indemnification (the "Indemnitor") written notice of any Indemnified Liability which the Indemnitee has determined has given or could give rise to a claim for indemnification hereunder (a "Notice of Claim"); PROVIDED, HOWEVER, that no failure or delay in giving any such Notice of Claim shall relieve the Indemnitor of its obligations except, and only to the extent, that it is materially prejudiced thereby. A Notice of Claim shall specify in reasonable detail the nature and all known particulars related to an Indemnified Liability. The Indemnitor shall perform its indemnification obligations in respect of an Indemnified Liability described in a Notice of Claim under Sections 13.2 or 13.3 hereof, as the case may be, within 30 days after the Indemnitor shall have received such Notice of Claim; PROVIDED, HOWEVER, such obligation shall be suspended so long as the Indemnitor is in good faith performing its obligations under Section 13.4(b) hereof with respect to such Indemnified Liability.

                  (b)  (i)  The  Indemnitor shall promptly inform the Indemnitee
(A) of all material developments with respect to a matter which is the subject of a Notice of Claim and (B), after the Indemnitor has made a good faith determination based on the facts alleged in such Notice of Claim or which have otherwise become known to the Indemnitor, either that the Indemnitor acknowledges that it has an indemnification obligation hereunder in respect of such Indemnified Liability or that the Indemnitor has made a good faith determination that it has no indemnification obligation hereunder in respect of such Indemnified Liability.

                        (ii) Except as set forth in Section 13.4(c), the Indemnitee shall have the right, but not the obligation, to participate, at its own cost and expense, in the defense, contest or other opposition of any such third party claim, demand, suit, action or proceeding through legal counsel selected by it. The Indemnitee shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims which it may have. So long as the Indemnitor is in good faith performing its obligations under this Section 13.4(b), the Indemnitee shall (i) at Indemnitor's cost and expense, cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, make its employees reasonably available to and otherwise render reasonable assistance to the Indemnitor upon request and (ii) not compromise or settle any such claim, demand, suit, action or proceeding without the prior written consent of the Indemnitor.

                        (iii)  If   the   Indemnitor   fails   to  perform   its
obligations under this Section 13.4(b), or if the Indemnitor shall have informed the Indemnitee in writing in accordance herewith that the Indemnitor does not have an indemnification obligation hereunder in respect of such Liability, then the Indemnitee shall have the right, but not the obligation, to take the actions which the Indemnitor would have had the right to take in connection with the performance of such obligations and, if the Indemnitee is entitled to indemnification hereunder in respect of the event or circumstance as to which the Indemnitee takes such actions, then the Indemnitor shall, in addition to indemnifying Indemnitee for the Liability, indemnify the Indemnitee for all of the legal, accounting and other costs, fees and expenses reasonably and actually incurred in connection therewith.

                       (iv) If the Indemnitor proposes to settle or compromise any such third party action, demand, claim, suit or proceeding, the Indemnitor shall give written notice to that effect (together with a statement in reasonable detail of the terms and conditions of such settlement or compromise) to the Indemnitee a reasonable time prior to effecting such settlement or compromise. Notwithstanding anything contained herein to the contrary, the Indemnitee shall have the right to object to the settlement or compromise of any such third party action, demand, claim, suit or proceeding whereupon (i) the Indemnitee will assume the defense, contest or other opposition of any such third party action, demand, claim, suit or proceeding for its own account and as if it were the Indemnitor and (ii) the Indemnitor shall be released from any and all liability with respect to any such third party action, demand, claim, suit or proceeding to the extent that such liability exceeds the liability which the Indemnitor would have had in respect of such a settlement or compromise.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

          SECTION 14.1 ENTIRE AGREEMENT. This Agreement (including the Schedules attached hereto) and the agreements referred to herein contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersede all written or verbal negotiations, representations, warranties, commitments, offers, bids, solicitations and other understandings prior to the Closing Date between Eastbrokers, on the one hand, and Sutton and the Members and Special Members, on the other hand. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein or in any agreement or other instrument contemplated hereby.

          SECTION 14.2 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 14.3 EXTENSION; WAIVER. No extension or waiver of any provision of this Agreement shall be binding upon a party unless such extension or waiver is expressly set forth in a written instrument signed by the party or parties to be bound thereby and delivered pursuant to Section 14.13 hereof. Such extension or waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time or from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

          SECTION 14.4 HEADINGS. The article and section headings contained in this Agreement are for references purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 14.5 SEVERABILITY. In the event that any particular provision or provisions of this Agreement shall for any reason be determined to be unenforceable, or in violation of any law, Order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement which shall continue in full force and effect and be binding upon the parties.

          SECTION 14.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 14.7 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties except that Eastbrokers may freely assign this Agreement to any of its subsidiaries; PROVIDED, HOWEVER, that such subsidiary shall be and shall remain, during any period that the obligations of Eastbrokers under this Agreement shall continue, a wholly-owned subsidiary of Eastbrokers. Subject to the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provide herein, this Agreement shall not confer any rights on any Persons other than parties to this Agreement as provided herein.

          SECTION 14.8 INVESTIGATIONS. The respective representations and warranties of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

          SECTION 14.9 EXPENSES. Except as otherwise provided in this Agreement, the Former Sutton Members will pay their own respective legal and other expenses (i) incurred by them or on their behalf, or (ii) incurred by Sutton or on its behalf prior to the Closing, and Eastbrokers will pay the legal and other expenses incurred by it or on its behalf, in each case in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein whether or not such transactions are completed or this Agreement is terminated.

          SECTION 14.10 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York as to all matters including, without limitation, matters of validity, construction, effect, performance and enforcement and excluding any choice-of-law or conflicts-of-law principles that may require the application of the laws of another jurisdiction.

          SECTION 14.11 ARBITRATION. The parties hereto agree that any dispute arising out of or relating to this Agreement or any other agreement relating hereto or arising out of the transactions contemplated hereby or thereby that is not resolved by the parties within thirty (30) days after notice of such dispute has been received by all parties in accordance with the notice provisions of this Agreement shall be submitted in accordance with the rules of the NASDR to NASDR for resolution at a location suggested by the aggrieved party and acceptable to the NASDR. In the event the NASDR declines to arbitrate such proceeding, each party agrees that such dispute shall be submitted in accordance with the rules of the American Arbitration Association to the American Arbitration Association for resolution at a location suggested by the aggrieved party and acceptable to the American Arbitration Association. The parties agree that all costs and expenses, including, without limitation, legal fees incurred in connection with such proceeding, shall be borne by the party against whom the dispute is resolved.

          SECTION 14.12 AMBIGUITY IN DRAFTING. Each party shall have been deemed to have participated equally in the negotiations in connection with and the drafting of this Agreement and any ambiguity in this Agreement shall not be construed against any purported author thereof.

          SECTION 14.13 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given as follows: on the day established by the sender as having been delivered personally or by telecopier (with confirmation); on the day delivered by a private courier as established by the sender by evidence obtained from the courier; or on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

                  (a)      If to Sutton (prior to the Closing):

                           The JB Sutton Group, LLC
                           575 Underhill Boulevard
                           Syosset, New York 11791
                           Attention: Mr. Jonathan D. Siegel
                           Telecopy No.: (516) 677-6334

                           If to Eastbrokers or Sutton (after the Closing):

                                    Eastbrokers International Incorporated
                                    6300 Fairview Road, Suite 1410
                                    Charlotte, North Carolina 28210
                                    Attention: Mr. Martin A. Sumichrast
                                    Telecopy No.:  (704) 643-8097

                           with a copy to:

                                    The JB Sutton Group, LLC
                                    575 Underhill Boulevard
                                    Syosset, New York 11791
                                    Attention: Mr. Jonathan D. Siegel
                                    Telecopy No.: (516) 677-6334

                           and to:

                                    Kelley Drye & Warren LLP
                                    Two Stamford Plaza
                                    281 Tresser Boulevard
                                    Stamford, Connecticut 06901
                                    Attention: Paul F. McCurdy, Esq.
                                    Telecopy No.:  (203) 327-2669

                  (b) If to a Member or Special Member, to the address set forth in the column opposite such Person's name on ATTACHMENT A hereto with a copy to the person and at the address set forth in the column opposite such such Person's address on ATTACHMENT A hereto, or to such other address or to the attention of person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this LLC Interest Purchase Agreement to be executed as of the date first written above.


                                        EASTBROKERS INTERNATIONAL
                                        INCORPORATED




                                        By: ------------------------------------
                                           Name: Martin A. Sumichrast
                                           Title: Chairman &
                                                  Chief Executive Officer
THE JB SUTTON GROUP



By:------------------------------
      Name:  Jonathan D. Siegel
      Title: President



----------------------------------
      Jonathan D. Siegel, Member



----------------------------------
      Bud Clarke, Member



----------------------------------
      Steve Caruso, Member



----------------------------------
      Stephen C. Schoffman, Member



----------------------------------
      Peter Cohen, as to Section
      2.8(c) and ARTICLE IV-A
      hereto only.



-----------------------------------
      William Grundig

------------------------------------
      Jason Bishara



J. Siegel and Bud Clarke and S. Schoffman
TR JB Sutton  Group 401K P/S PLN FBO
Stephen C. Schoffman U/A DTD 10/1/95




By:----------------------------------
     Jonathan D. Siegel, as Trustee



-------------------------------------
         Bud Clarke, as Trustee




-------------------------------------
    Stephen C. Schoffman, as Trustee
    and Plan Participant/Beneficiary


J. Siegel and Bud Clarke and S. Schoffman
TR JB Sutton  Group 401K P/S PLN FBO
Jonathan D. Siegel U/A DTD 10/1/95



By:----------------------------------
         Bud Clarke, as Trustee




--------------------------------------
     Stephen C. Schoffman, as Trustee



---------------------------------------
  Jonathan D. Siegel, as Trustee and
  Plan Participant Beneficiary




                                  ATTACHMENT A


                       NAME                                              ADDRESS                          "CC" NAME AND
                                                                                                             ADDRESS
----------------------------------------------------    -------------------------------------------     ------------------

   Jonathan D. Siegel, Member                            C/o The JB Sutton Group, LLC,                         N/A
                                                         575 Underhill Boulevard,
                                                         Syosset, New York 11791

   Bud Clarke, Member                                    C/o The JB Sutton Group, LLC,                         N/A
                                                         575 Underhill Boulevard,
                                                         Syosset, New York 11791

   Steve Caruso, Member                                  C/o The JB Sutton Group, LLC,                         N/A
                                                         575 Underhill Boulevard,
                                                         Syosset, New York 11791

   Stephen C. Schoffman, Member                          C/o The JB Sutton Group, LLC,                         N/A
                                                         575 Underhill Boulevard,
                                                         Syosset, New York 11791

   J. Siegel and Bud Clarke and S. Schoffman TR JB       C/o The JB Sutton Group, LLC,                         N/A
   Sutton Group 401K P/S PLN FBO Stephen C.              575 Underhill Boulevard,
   Schoffman U/A DTD 10/1/95, Member                     Syosset, New York 11791

   J. Siegel and Bud Clarke and S. Schoffman TR JB       C/o The JB Sutton Group, LLC,                         N/A
   Sutton Group 401K P/S PLN FBO Jonathan D.             575 Underhill Boulevard,
   Siegel U/A DTD 10/1/95, Member                        Syosset, New York 11791

William Grundig, Special Member                          C/o The JB Sutton Group, LLC, 575                     N/A
                                                         Underhill Boulevard,
                                                         Syosset, New York 11791

Jason Bishara, Special Member                            C/o The JB Sutton Group, LLC, 575                     N/A
                                                         Underhill Boulevard,
                                                         Syosset, New York 11791




                                 ATTACHMENT B-1

                             FORM OF LITIGATION NOTE

$ 110,000                                                    November  ___, 1999

          FOR VALUE RECEIVED, Eastbrokers International Incorporated, a Delaware corporation with its principal place of business located at 6300 Fairview Road, Suite 1410, Charlotte, North Carolina 28210 (the "Maker"), promises to pay the principal sum of One-Hundred Ten Thousand Dollars ($110,000) (the "Aggregate Litigation Amount"), together with any accrued interest thereon, to [PAYEE'S NAME], individuals whose place of employment is located at [ADDRESS OF THE JB SUTTON GROUP, LLC] (the "Payee"). The Aggregate Litigation Amount shall bear interest at the rate of seven percent (7%) per annum and shall be payable in full at the Payee's address as set forth above or such other location as may later be agreed upon, on March 31, 2000 (the "Litigation Maturity Date").
Payment of the Aggregate Litigation Amount and any accrued interest thereon shall be made in immediately available United States currency. This Promissory
Note is subject to the terms and conditions of that certain LLC Interest Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), concerning the purchase by Maker of 100% of the outstanding membership interests of The JB Sutton Group, LLC). Pursuant to the Purchase Agreement, this Litigation Note may be converted (the "Litigation Conversion") at the sole discretion of the Maker into 110,000 shares of the Common Stock of the Maker upon execution and delivery of the Litigation Conversion Notice as provided in the Purchase Agreement, and delivery of duly executed certificates representing such shares of Common Stock shall constitute full satisfaction of any and all obligations of the Maker under this Litigation Note.

          This Note shall be governed by and enforced in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Maker has executed this Litigation Note on the date first written above.


                                        EASTBROKERS INTERNATIONAL
                                        INCORPORATED



                                         By:-----------------------------------
                                            Name:  Martin A. Sumichrast
                                            Title: Chairman & Chief Executive
                                                   Officer
Attest:


By:-----------------------------

                                 ATTACHMENT B-2

                              FORM OF EARN-OUT NOTE

$ 550,000                                                    November  ___, 1999

          FOR VALUE RECEIVED, Eastbrokers International Incorporated, a Delaware corporation with its principal place of business located at 6300 Fairview Road, Suite 1410, Charlotte, North Carolina 28210 (the "Maker"), promises to pay the principal sum of five-Hundred Fifty Thousand Dollars ($550,000) (the "Aggregate Earn-Out Amount"), together with any accrued interest thereon, to [PAYEE'S NAME], individuals whose place of employment is located at [ADDRESS OF THE JB SUTTON GROUP, LLC] (the "Payee"). The Aggregate Earn-Out Amount shall bear interest at the rate of seven percent (7%) per annum and shall be payable in full at the Payee's address as set forth above or such other location as may later be agreed upon, on March 31, 2000 (the "Earn-Out Maturity Date"). Payment of the Aggregate Earn-Out Amount and any accrued interest thereon shall be made in immediately available United States currency. This Earn-Out Note is subject to the terms and conditions of that certain LLC Interest Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), concerning the purchase by Maker of 100% of the outstanding membership interests of The JB Sutton Group, LLC). Pursuant to the Purchase Agreement, this Earn-Out Note may be converted (the "Earn-Out Conversion") at the sole discretion of the Maker into 550,000 shares of the Common Stock of the Maker upon execution and delivery of the Earn-Out Conversion Notice as provided in the Purchase Agreement, and delivery of duly executed certificates representing such shares of Common Stock shall constitute full satisfaction of any and all obligations of the Maker under this Earn-Out Note.

          This Note shall be governed by and enforced in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Maker has executed this Earn-Out Note on the date first written above.

                                    EASTBROKERS INTERNATIONAL
                                    INCORPORATED


                                    By:--------------------------------------
                                      Name:  Martin A. Sumichrast
                                      Title: Chairman & Chief Executive Officer



Attest:



By:--------------------------------

                                 ATTACHMENT C-1

                      FORM OF LITIGATION CONVERSION NOTICE


To: [Litigation Escrow Agent], as Litigation Escrow Agent    Date:
      [Members' Names]



         Eastbrokers International Incorporated ("Eastbrokers"), pursuant to the provisions set forth in that certain LLC Interest Purchase Agreement, dated as of November 22, 1999, by and among Eastbrokers, The JB Sutton Group, LLC and the Members and Special Members of The JB Sutton Group, LLC, being the Maker of the Litigation Note executed in favor of the above named person (exclusive of the escrow agent) ("Payee"), hereby converts such Litigation Note into 110,000 shares of Common Stock of Eastbrokers International Incorporated. Upon delivery by Eastbrokers to the Litigation Escrow Agent of such shares of Common Stock, any and all rights of the Payee under such Litigation Note are terminated, and any and all obligations of Eastbrokers in respect of such Litigation Note are satisfied in full.



                                   EASTBROKERS INTERNATIONAL
                                   INCORPORATED



                                   By:----------------------------------------
                                      Name:
                                      Title:

                                 ATTACHMENT C-2

                       FORM OF EARN-OUT CONVERSION NOTICE


To:   [Earn-Out Escrow Agent], as Earn-Out Escrow Agent       Date:
       [Members' Names]



         Eastbrokers International Incorporated ("Eastbrokers"), pursuant to the provisions set forth in that certain LLC Interest Purchase Agreement, dated as of November 22, 1999, by and among Eastbrokers, The JB Sutton Group, LLC and the Members and Special Members of The JB Sutton Group, LLC, being the Maker of the Earn-Out Note executed in favor of the above named persons (exclusive of the escrow agent) ("Payee"), hereby converts such Earn-Out Note into 550,000 shares of Common Stock of Eastbrokers International Incorporated. Upon delivery by Eastbrokers to the above named Earn-Out Escrow Agent of such shares of Common Stock, any and all rights of the Payee under such Earn-Out Note are terminated, and any and all obligations of Eastbrokers in respect of such Earn-Out Note are satisfied in full.


                                   EASTBROKERS INTERNATIONAL
                                   INCORPORATED



                                   By:----------------------------------------
                                      Name:
                                      Title:

                                    SCHEDULES





3.1             Ownership of Other Securities or Indebtedness
3.2             Outstanding Rights for Sutton Interests
3.4(a)          Legal Conflicts - Sutton
3.4(b)          Contractual Conflicts - Sutton
3.5             Sutton Consents
3.6             Financial Statements and Adjustments Thereto
3.7             Liabilities
3.8             Certain Changes
3.10            Owned Real Property and Encumbrances Thereon
3.11            Real Property Leases
3.12            Equipment and Fixtures and Encumbrances Thereon
3.13            Contracts
3.14            Litigation
3.16            Compliance; Permits
3.18            Benefit Plans
3.19            Environmental and Health/Safety Matters
3.21            Depositories
3.22            Insurance Policies
3.24            Brokerage
3.25            Transactions with Affiliates of Sutton
3.27            NASD Matters
3.30            Sutton Employees
3.31            Registered Principals and Representative
3.33            Intercompany Liabilities
5.2(a)          Legal Conflicts - Eastbrokers
5.2(b)          Contractual Conflicts - Eastbrokers
5.3             Eastbrokers Consents
5.4             Brokerage
7.5             Former Sutton Members Signing Employment and Non-Compete
                Agreements

                                TABLE OF CONTENTS



                                                                            Page

ARTICLE I   DEFINITIONS.......................................................1

      SECTION 1.1   Definitions...............................................1

ARTICLE II  THE ACQUISITION...................................................9

      SECTION 2.1   Acquisition...............................................9

      SECTION 2.2   Effects of the Acquisition................................9

      SECTION 2.3   Delivery of the Consideration............................10

      SECTION 2.4   Litigation Note..........................................11

      SECTION 2.5   Litigation Escrow Agreement..............................11

      SECTION 2.6   Earn-Out Note............................................12

      SECTION 2.7   Earn-Out Escrow Agreement; Earn-Out Adjustment...........13

      SECTION 2.8   Allocation of the Consideration and Bonus Pool...........14

      SECTION 2.9   Valuation of Litigation Liability; Valuation of
                      Returned Shares........................................16

      SECTION 2.10   Liquidated Damages......................................16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SUTTON AND
            THE MEMBERS AND SPECIAL MEMBERS..................................17

      SECTION 3.1    Organization, Qualification and Authority of Sutton.....17

      SECTION 3.2    Membership Interests....................................18

      SECTION 3.3    Limited Liability Company Organizational Documents......18

      SECTION 3.4    No Conflict.............................................18

      SECTION 3.5    Consents................................................19

      SECTION 3.6    Financial Statements....................................19

      SECTION 3.7    No Undisclosed Liabilities..............................19

      SECTION 3.8    Absence of Certain Changes..............................19

      SECTION 3.9    Reports.................................................20

      SECTION 3.10   Title to Real Property..................................20

      SECTION 3.11   Real Property Leases....................................20

      SECTION 3.12   Title and Condition of Certain Personal Property........21

      SECTION 3.13   Contracts...............................................21

      SECTION 3.14   Litigation..............................................22

      SECTION 3.15   Tax Matters.............................................22

      SECTION 3.16   Compliance with Law; Permits............................23

      SECTION 3.17   Intellectual Property...................................24

      SECTION 3.18   Benefit Plans of Sutton.................................24

      SECTION 3.19   Environmental and Health/Safety Matters.................26

      SECTION 3.20   Records.................................................27

      SECTION 3.21   Depositories............................................27

      SECTION 3.22   Insurance...............................................27

      SECTION 3.23   True and Complete Copies................................27

      SECTION 3.24   Brokerage...............................................27

      SECTION 3.25   Transactions with Affiliates............................27

      SECTION 3.26   Broker-Dealer Registration..............................28

      SECTION 3.27   NASD Matters............................................28

      SECTION 3.28   SIPC/CRD Registration...................................28

      SECTION 3.29   State Broker-Dealer Registrations.......................28

      SECTION 3.30   Employees...............................................28

      SECTION 3.31   Registered Principals and Representatives...............28

      SECTION 3.32   Brokers' Bond...........................................28

      SECTION 3.33   Intercompany Liabilities................................28

      SECTION 3.34   Full Disclosure.........................................29

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE MEMBERS
               AND SPECIAL MEMBERS...........................................29

     SECTION 4.1     Record and Beneficial Ownership of Sutton Interests.....29

     SECTION 4.2     Investment Representations..............................29

     SECTION 4.3     Representation and Consultation.........................30

     SECTION 4.4     Full Disclosure.........................................30

ARTICLE IV-A  REPRESENTATIONS AND WARRANTIES OF MR. COHEN....................30

     SECTION IV-A.1  Investment Representations..............................30

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF EASTBROKERS.....................30

     SECTION 5.1     Organization, Qualification and Authority
                         of Eastbrokers......................................31

     SECTION 5.2     No Conflict.............................................31

     SECTION 5.3     Consents................................................31

     SECTION 5.4     Brokerage...............................................32

     SECTION 5.5     Filings with the Commission.............................32

ARTICLE VI  PRE-CLOSING COVENANTS............................................32

     SECTION 6.1     Conduct of Business.....................................32

     SECTION 6.2     Assignment of Leases, Other Contracts,
                       Property and Equipment................................32

ARTICLE VII  CONDITIONS TO THE OBLIGATIONS OF EASTBROKERS....................32

     SECTION 7.1     Representations and Warranties; Performance.............32

     SECTION 7.2     Approvals; Consents.....................................33

     SECTION 7.3     No Proceeding or Litigation.............................33

     SECTION 7.4     Litigation Escrow Agreement; Earn-Out Escrow Agreement..33

     SECTION 7.5     Employment Agreements; Non-Compete Agreements...........33

     SECTION 7.6     Assignment..............................................33

     SECTION 7.7     Other Documents.........................................33

     SECTION 7.8     Organizational Action...................................34

     SECTION 7.9     Securities Laws Exemptions..............................34

     SECTION 7.10    Due Diligence Review....................................34

     SECTION 7.11    Book Value of Sutton....................................34

ARTICLE VIII CONDITIONS TO THE OBLIGATIONS OF SUTTON AND THE
               MEMBERS AND SPECIAL MEMBERS...................................34

     SECTION 8.1     Representations and Warranties; Performance.............34

     SECTION 8.2     Approvals; Consents.....................................35

     SECTION 8.3     No Proceeding or Litigation.............................35

    SECTION 8.4      Corporate Action........................................35

    SECTION 8.5      Litigation Escrow Agreement and Earn-Out
                       Escrow Agreement......................................35

    SECTION 8.6      Other Documents.........................................35

ARTICLE IX   CLOSING.........................................................35

    SECTION 9.1      Closing.................................................35

    SECTION 9.2      Delivery of Documents by Sutton.........................35

    SECTION 9.3      Delivery of Documents by Eastbrokers....................36

    SECTION 9.4      Filing of Certificate of Amendment......................36

ARTICLE X     TAX MATTERS....................................................37

    SECTION 10.1     Tax Periods Ending On or Before the
                       Closing Date..........................................37

    SECTION 10.2     Tax Periods Beginning Before and Ending
                       After the Closing Date................................37

    SECTION 10.3     Cooperation on Tax Matters..............................37

    SECTION 10.4     Certain Taxes...........................................38

ARTICLE XI    TERMINATION....................................................38

ARTICLE XII   COVENANTS OF THE PARTIES.......................................38

    SECTION 12.1     ........................................................39

    SECTION 12.2     Common Stock............................................39

    SECTION 12.3     Governmental and Regulatory Approvals and Compliance....39

    SECTION 12.4     Confidentiality.........................................39

    SECTION 12.5     Further Assurances......................................40

ARTICLE XIII   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                  COVENANTS; INDEMNIFICATION.................................41

    SECTION 13.1     Survival of Representations, Warranties and Covenants...41

    SECTION 13.2     Indemnification by Eastbrokers..........................41

    SECTION 13.3     Indemnification by Sutton...............................41

    SECTION 13.4     Indemnification Procedure...............................42

ARTICLE XIV    MISCELLANEOUS PROVISIONS......................................43

    SECTION 14.1     Entire Agreement........................................43

    SECTION 14.2     Amendment...............................................43

    SECTION 14.3     Extension; Waiver.......................................43

    SECTION 14.4     Headings................................................43

    SECTION 14.5     Severability............................................43

    SECTION 14.6     Counterparts............................................44

    SECTION 14.7     Assignment; Third Party Beneficiaries...................44

    SECTION 14.8     Investigations..........................................44

    SECTION 14.9     Expenses................................................44

    SECTION 14.10    Governing Law...........................................44

    SECTION 14.11    Arbitration.............................................44

    SECTION 14.12    Ambiguity in Drafting...................................45

    SECTION 14.13    Notices.................................................45